PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration Nos. 333-147094 and 333-148830

$800,000,000

80,000,000 Units

Trian Acquisition I Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets, which we refer to as our business combination. If we are unable to consummate our business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional six months. In order to extend the period of time to up to 30 months (i) holders of a majority of our outstanding shares of common stock must approve the extension and (ii) conversion rights must be exercised with respect to less than 40% of the shares sold in this offering, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such 24-month period (or up to 30-month period if our stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities relating to this offering.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our consummation of a business combination and January 23, 2009, provided that we have an effective registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus is available. The warrants will expire on January 23, 2013, or earlier upon redemption.

Our sponsor, Trian Acquisition I, LLC, has agreed to purchase 10,000,000 warrants from us at a price of $1.00 per warrant ($10,000,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The proceeds from the sale of the warrants in the private placement will be deposited into a trust account and subject to a trust agreement described below, and will be part of the funds distributed to our public stockholders in the event we are unable to consummate a business combination. The sponsor warrants will be substantially similar to the warrants included in the units being sold in this offering, except that the sponsor warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees and may be exercised by paying cash or on a cashless basis. Our sponsor has agreed not to transfer, assign or sell any of these warrants, subject to limited exceptions, until after we consummate our business combination.

In addition, prior to the closing of this offering, Trian Fund Management, L.P., an affiliate of our sponsor, will enter into an agreement with Deutsche Bank Securities Inc. and Merrill Lynch & Co. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will cause Trian Partners (as defined herein) to place limit orders for up to $75,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Trian Partners to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., Merrill Lynch & Co. or another broker dealer mutually agreed upon by such firms and Trian Fund Management, L.P. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Any portion of the $75,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us by Trian Partners, at a price of $10.00 per unit, immediately prior to the consummation of our business combination.

There is presently no public market for our units, common stock or warrants. Our units have been approved for listing on the American Stock Exchange under the symbol “TUX.U.” The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a current report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, and having issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “TUX” and “TUX.WS,” respectively. We cannot assure you that our securities will continue to be listed on the American Stock Exchange.

We have granted our underwriters a 30-day option to purchase up to 12,000,000 additional units solely to cover over-allotments, if any (over and above the 80,000,000 units referred to above). The over-allotment option will be used only to cover a syndicate short position resulting from the initial distribution.

Investing in our securities involves risks. See “Risk Factors” beginning on page 30 of this prospectus for a discussion of information that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per Unit	$10.00	$0.575	$9.425
Total	$800,000,000	$46,000,000	$754,000,000

(1)

Includes the underwriters’ deferred discount of 3.24% of the gross proceeds from the units offered to the public, or $0.324 per unit ($25,920,000 in the aggregate), payable to the underwriters only upon consummation of a business combination.

Of the net proceeds we receive from this public offering and the private placement of the sponsor warrants, $788,620,000 (approximately $9.86 per unit) will be deposited into a trust account (of which $25,920,000 or approximately $0.324 per unit is attributable to the underwriters’ deferred discount) maintained by Wilmington Trust Company, acting as trustee. The underwriters will not be entitled to any income earned on the deferred fees. The funds held in trust (net of taxes and up to $9,500,000 of income earned on the trust account that is permitted to be disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation, except to satisfy stockholder conversion rights as described in this prospectus.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc. and Merrill Lynch & Co., acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about January 29, 2008.

Deutsche Bank Securities	Merrill Lynch & Co.
Maxim Group LLC

The date of this prospectus is January 23, 2008.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise stated in this prospectus:

•

references to “we,” “us,” “our,” “company” or “our company” refer to Trian Acquisition I Corp.; references to “we,” “us,” “company” or “our company” in the context of a business combination can also mean (i) an entity formed to effect the business combination or (ii) the surviving entity in the business combination, which may include the target company or business or its parent;

•	references to our “sponsor” refer to Trian Acquisition I, LLC;

•

references to “Trian Partners” refer to Trian Fund Management, L.P., together with the funds and accounts it and its affiliates manage; references to “Trian Partners” in the context of the purchase commitment described in this prospectus also refer to affiliates of Trian Fund Management, L.P.;

•

references to the “sponsor units” refer to the 23,000,000 units (giving effect to the unit adjustment described below) previously issued to our sponsor for an aggregate purchase price of $25,000 (up to 3,000,000 of such units are subject to mandatory redemption by us if and to the extent the underwriters’ over-allotment option is not exercised);

•

references to the “sponsor warrants” refer to the 10,000,000 warrants to be purchased from us by our sponsor at a price of $1.00 per warrant ($10,000,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering;

•

references to the “co-investment units” refer to up to $75,000,000 of units that Trian Partners may purchase from us for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by Trian Partners pursuant to the limit orders described in this prospectus;

•

references to our “business combination” mean our initial business combination, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more domestic or international operating businesses or assets, together having a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $9,500,000 disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination;

•	references to the “consummation” of our business combination refer to the date of the closing of our business combination transaction; and

•

references to “public stockholders” refer to holders of common stock acquired either as part of the units sold in this offering or in the after market, and may include our sponsor, Trian Partners or our officers or directors to the extent that they purchase or acquire such common stock.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. In addition, unless we tell you otherwise, all information in this prospectus (other than our historical financial statements) regarding our shares of common stock, warrants and units gives effect to (i) a stock dividend in the amount of 0.06667 shares of common stock for each share of common stock issued and outstanding on January 23, 2008 and (ii) an adjustment to the number of sponsor units and warrants included in (or formerly included in) such units, which were effected on January 23, 2008 (which is after the date of our financial statements included in this prospectus), so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes, before investing.

Proposed Business

General

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets, which we refer to as our business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will have until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus to consummate a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Business Strategy

We will seek to capitalize on the substantial investing and operating expertise of our management team. Led by Nelson Peltz, Peter W. May and Edward P. Garden, our management team has extensive experience investing in, owning and operating businesses across many sectors, including the consumer, industrial and financial services sectors. Our management team has generated attractive investment returns for over 35 years through its operations-centric investment strategy that targets fundamentally strong companies that have been mismanaged or undermanaged and creates value at those companies primarily by increasing profitability. This strategy seeks to execute strategic and operational initiatives that will result in higher sales, lower expenses and enhanced free cash flow. Though the strategy does not primarily rely on leverage or other balance sheet opportunities, we may also seek to enhance value through optimization of a target company’s capital structure, including adjusting a company’s leverage to levels that we think are more efficient. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

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Companies with fundamentally strong businesses that have been mismanaged or undermanaged. We will seek to acquire a company with a fundamentally strong business that has been mismanaged or undermanaged. For example, we will focus on companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, strength of intellectual property and brand positioning. We will seek to acquire a business that operates within an industry that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on established businesses in industries that we understand well. We do not intend to acquire start-up companies.

•	Companies with potential for increased profitability. We will seek to acquire a company that has the potential to significantly improve profitability through fundamental operational improvements.

•

Increased sales. We will search for a company with opportunities to increase sales through, among other things, investing in brand development, adopting innovative marketing practices, repositioning products to attract new customers, optimizing global expansion opportunities, improving product pricing, accelerating the introduction of new products and making strategic acquisitions.

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Reduced expenses. We will search for a company with the potential to reduce expenses through, among other things, refocusing on core competencies, eliminating unnecessary bureaucracy, enhancing management of inventory, accounts receivable and supply chains, investing in technology and exiting non-core businesses.

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Companies with potential for strong free cash flow generation. We will seek to acquire a company that has the potential to generate strong and stable free cash flow. We will focus on companies that have predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

Competitive Strengths

We believe we have the following competitive strengths:

Operating expertise

We expect to utilize the significant operating expertise of our management team to identify, acquire and operate a business whose operations can be fundamentally improved and where there are opportunities for increased profitability. In addition, we believe that the experience of our management team may provide us with opportunities to recruit highly qualified executives, with whom they have worked in the past, to join the management of the operating business we acquire.

Our management team has substantial experience owning and operating successful businesses across many sectors. Nelson Peltz and Peter W. May have been business partners for more than 35 years, during which time they have created significant value as owners and day-to-day operators of both small and large capitalization companies. Their successful track record historically was built utilizing a combination of their personal assets and capital raised through controlled public holding companies (most recently, Triarc Companies, Inc.). Their landmark investments include: Triangle Industries (which acquired National Can Corporation and the packaging business of American Can Company to become one of the world’s largest packaging companies and a Fortune 100 industrial company); Snapple Beverage Group (Snapple was purchased by Triarc in 1997 for $300 million and the beverage group was sold by Triarc in 2000 for approximately $1.5 billion) and Arby’s Restaurant Group (which is still owned by Triarc). Edward P. Garden joined Mr. Peltz and Mr. May at Triarc in August 2003 and was named Vice Chairman and a director of Triarc in December 2004. In addition to operating experience, Mr. Garden brought to Triarc an extensive Wall Street background in finance and the capital markets.

In November 2005, Mr. Peltz, Mr. May and Mr. Garden launched Trian Fund Management, L.P., an investment management firm that we refer to, together with the funds and accounts it and its affiliates manage, as Trian Partners. To date, Trian Partners has focused on utilizing its successful operations-centric investment strategy to make non-control investments in public companies. Trian Partners seeks to become a significant shareholder in fundamentally good businesses that have been mismanaged or undermanaged and create long-term value by working with management teams and boards of directors principally to build the income statement. By utilizing a constructive, hands-on approach in working with management that is based on thorough and thoughtful analysis, extensive due diligence, and a deep understanding of the underlying business, Trian Partners believes it has developed a reputation as a positive change agent and achieved significant credibility with boards, management teams and institutional investors. Notable investments of Trian Partners include:

Cadbury Schweppes plc, H. J. Heinz Company, Tiffany & Co., Wendy’s International, Inc., Chemtura Corporation and CBRL Group, Inc. (Cracker Barrel).

Prior to making its investments, Trian Partners typically develops a highly detailed action plan (or “white paper”) that sets forth operational initiatives aimed at increasing sales, reducing expenses and maximizing free cash flow. The action plans also address capital structure efficiency and strategic redirection. In the case of Wendy’s, the principal focus of Trian Partners’ action plan was a substantial improvement in operating margins at Wendy’s Old Fashioned Hamburger restaurants owned and operated by the company, which Trian Partners believed were less than half those of its peer group and some of its franchisees. The action plan called for a reduction in costs by approximately $200 million. And in the case of Heinz, Trian Partners’ action plan called for: significantly reducing annual costs, which had been growing faster than sales; focusing on consumer marketing and innovation, rather than competing on price, by reinvesting dollars otherwise spent on deals, allowances and other trade spending to retailers; increasing focus on key brands and geographies; and implementing a more efficient capital structure. Trian Partners currently has representatives on each of these companies’ boards of directors and shareholder value has significantly increased since Trian Partners set forth its operational insights and initiatives.

As further detailed below, we believe that our access to the experience, capabilities and infrastructure of Trian Partners will enable us to generate proprietary deal flow opportunities, evaluate potential business combination opportunities in a thoughtful and methodical fashion and structure a successful business combination transaction. Trian Partners currently has more than 30 employees, including 16 investment professionals that have extensive operating, investment, mergers and acquisitions, legal, financing, restructuring, tax and accounting experience.

Unique platform for deal generation

We believe that the involvement of Mr. Peltz, Mr. May and Mr. Garden in the investment activities of Trian Partners may result in proprietary deal flow opportunities for us because Trian Partners does not typically seek to acquire majority ownership of operating companies. Trian Partners will typically seek to become one of the largest shareholders and work proactively with management and the board of directors to effect positive operational change, and in many cases, a member of the firm will join the board. In these situations, Trian Partners’ position and competitive advantage could lead to proprietary deal flow opportunities for our company, particularly in a case where a company in which Trian Partners has invested is seeking to divest a non-core asset because Trian Partners does not typically seek to acquire a majority ownership of operating businesses. In addition, through its involvement with Trian Partners, we expect that our management team will be able to stay close to trends and developments in various industries and, although there may not be immediate acquisition opportunities, we believe this will allow us to be opportunistic in pursuing our business combination.

In addition to their involvement in Trian Partners, over the course of their careers, Mr. Peltz, Mr. May and Mr. Garden have developed a diverse network of operational and transactional relationships that have generated a significant flow of investment opportunities, many of which are proprietary. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial sponsors and entrepreneurs. We can make no assurances that our relationship with Trian Partners or our other business relationships will result in opportunities to acquire a target business.

Intense focus on due diligence that seeks to identify key value drivers and significant risks

Our management team will employ an exhaustive operations-centric due diligence process that has been developed throughout its many years of investing experience, most recently at Trian Partners. For example, this experience has given our management team insight and knowledge on such key issues as valuations, appropriate capital structures, strategic vision and capabilities of an acquisition target’s management team. As a result, we believe that this provides us with certain analytical advantages and insights as we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective industries and business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as contingent liabilities, pension matters and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations and corporate finance, together with our access to the extensive mergers and acquisitions, legal, financing, restructuring, tax and accounting experience of Trian Partners’ investment professionals, will enable us to avoid potential risks that other investors may not identify.

The due diligence process will begin with an initial evaluation of the target company’s business, management, risks and potential opportunities. After we reach an internal consensus to proceed, the review process will include extensive meetings with several levels of management, a detailed analysis of historical and projected financial statements and strategic plans, visits to key facilities and interviews with customers, suppliers and competitors. As the due diligence process proceeds, our management team will identify a prioritized set of operational, financial and strategic improvements that will form the basis for an action plan, that, when implemented, will create improved and sustained growth and profit enhancements.

We believe this time-tested due diligence methodology will not only help us to identify key value drivers and potential growth opportunities, but will also enable us to avoid potential risks that other investors may not identify.

Transaction structuring

Another distinguishing feature that we believe provides a competitive advantage is the manner in which we approach transaction structuring. Our goal is to structure a transaction that addresses a target company’s strategic and operating objectives while at the same time creating an attractive risk-return proposition for our company and its shareholders. When we identify potential investment opportunities, we will work closely with the target’s management to understand its objectives. We will then seek to design a transaction structure that balances the achievement of these objectives with the need to minimize risks associated with the potential transaction as well as implement the operational and other initiatives identified in our action plan. We will consider a variety of factors, including capital structure, valuation, contractual rights, regulatory issues, management alignment and incentive compensation structures, to accomplish these objectives. We believe our management team’s extensive mergers and acquisitions, legal, tax and accounting experience will help enable us to structure a successful business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Financial position

With funds available initially in the amount of approximately $763,200,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting a Business Combination

Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $9,500,000 disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criteria.

In addition, we will not consummate a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

As described below, because we may issue voting securities in connection with a transaction, it is possible that the stockholders of our company immediately prior to our business combination will not hold a majority of the voting equity interests of the surviving company after giving effect to the business combination. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.

Conflicts of Interest

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means as described above) in a company that is not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between $800 million and $3.2 billion, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Trian Partners and any companies in which Trian Partners invests and (ii) any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of enterprise values (calculated as equity value plus debt, minus cash), although we have the flexibility to acquire a business outside of this range. The bottom range of enterprise values represents the gross proceeds of this offering and the top range represents four times such proceeds (which would allow for a potential transaction resulting in a three-to-one debt to equity capital ratio).

Each of our officers and directors (other than our independent directors) has a duty to present Trian Partners with opportunities that meet the investment strategy of Trian Partners, which consists primarily of making non-control investments in existing public companies. Mr. Peltz, Mr. May and Mr. Garden are also directors of Triarc Companies, Inc. and, in addition to the general fiduciary duties they owe to Triarc, each of them (as well as Trian Fund Management, L.P.) has a contractual obligation to present Triarc with opportunities relating to investments in excess of 50% of the outstanding voting securities of businesses relating to the quick service restaurant industry. This contractual obligation will remain in effect for as long as Triarc continues to control the outstanding equity interest of businesses in the quick service restaurant industry, one or more of Mr. Peltz, Mr. May and Mr. Garden serves as a director of Triarc and these individuals together own in excess of 10% of Triarc’s common equity. Even in the absence of this contractual obligation, Mr. Peltz, Mr. May and Mr. Garden may owe fiduciary duties to present Triarc with business opportunities relating to the quick service restaurant industry, before presenting such opportunities to us, for as long as they serve on Triarc’s board of directors.

In addition, Mr. Peltz owes a fiduciary duty to H. J. Heinz Company, of which he is a director, Mr. May owes a fiduciary duty to Deerfield Capital Corp., of which he is a director, and Mr. Garden owes a fiduciary duty to Chemtura Corporation, of which he is a director. To the extent that such individuals identify business combination opportunities that may be suitable for entities to which they have pre-existing fiduciary obligations, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their pre-existing fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities.

We do not believe that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to consummate a business combination.

Private Placement of Sponsor Units

In October 2007, our sponsor, which is wholly-owned by Mr. Peltz, Mr. May and Mr. Garden, purchased an aggregate of 21,562,500 sponsor units (or 23,000,000 sponsor units after giving effect to the unit adjustment) for an aggregate purchase price of $25,000, or approximately $0.0012 per unit (or approximately $0.0011 per unit after giving effect to the unit adjustment). This includes an aggregate of 2,812,500 sponsor units (or 3,000,000 sponsor units after giving effect to the unit adjustment) that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised, so that our sponsor, our officers and directors, our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering. Each sponsor unit consists of one share of common stock and one warrant. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our sponsor, our other current stockholders and their permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock;

•

our sponsor and our other current stockholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the special or annual stockholders meeting called for the purpose of approving our business combination or any extension of our corporate existence to up to 30 months;

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our sponsor and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution with respect to the common stock if we fail to consummate a business combination;

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the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our business combination;

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the warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees (other than as part of a mandatory redemption of sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full);

•	the warrants may be exercised by the holders by paying cash or on a cashless basis; and

•

the sponsor units, the common stock and the warrants (including the common stock issuable upon exercise of the warrants) will be subject to certain transfer restrictions until 180 days after the consummation of our business combination.

In December 2007, our sponsor sold a portion of the shares of common stock included in the sponsor units to certain of our officers and directors and other related parties. See “Certain Relationships and Related Transactions.” On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

Private Placement of Sponsor Warrants

Our sponsor has agreed to purchase 10,000,000 warrants from us at a price of $1.00 per warrant ($10,000,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by Wilmington Trust Company, as trustee. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, the $10,000,000 proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless. The sponsor warrants are identical to the warrants included in the units sold in this offering, except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor or any of its permitted transferees;

•	may be exercised by paying cash or on a cashless basis; and

•	will be subject to certain transfer restrictions until after the consummation of our business combination.

Trian Partners Purchase Commitment

Prior to the closing of this offering, Trian Fund Management, L.P. will enter into an agreement with Deutsche Bank Securities Inc. and Merrill Lynch & Co. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will cause Trian Partners to place limit orders for up to $75,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Trian Partners to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., Merrill Lynch & Co. or another broker dealer mutually agreed upon by such firms and Trian Fund Management, L.P. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Trian Partners will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, Trian Partners may be able to influence the outcome of our business combination or a proposed extension. Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

Any portion of the $75,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us by Trian Partners, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders upon conversion of shares held by public stockholders as described below.

The business purpose of the limit order program is to provide liquidity in the market for our shares in the period prior to the stockholders meeting to approve our business combination and to provide an opportunity for stockholders who might otherwise elect to convert their shares at the meeting to sell their shares to Trian Partners in advance of the meeting. This may make it easier for us to consummate our business combination because Trian Partners will agree to vote any shares it acquires in favor of the business combination, but it will not limit the ability of public stockholders to exercise their conversion rights at the stockholders meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 40% of the shares sold in this offering exercise their conversion rights (calculated on a cumulative basis as described in this prospectus). The business purpose of the co-investment is to provide additional capital to us at a time when some stockholders may elect to withdraw their capital by exercising conversion rights. Together, we believe these purchase obligations demonstrate Trian Partners’ commitment to our completion of an advantageous business combination and to the success of our company following our business combination.

Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

Our executive offices are located at 280 Park Avenue, 41st Floor, New York, New York 10017 and our telephone number is (212) 451-3000.

The Offering

In making your decision on whether to invest in our securities, you should carefully consider the risks set forth in the section entitled “Risk Factors” beginning on page 30 of this prospectus. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our officers and directors, but also the special risks we face as a development stage company and the fact that you will not be entitled to protections normally afforded to investors in blank check offerings conducted in compliance with Rule 419 under the Securities Act of 1933, as amended.

Our sponsor, our officers and directors and our other current stockholders currently hold an aggregate of 23,000,000 sponsor units (or their equivalent in shares of common stock and warrants), which after giving effect to this offering and the full exercise of the underwriters’ over-allotment option would equal 20% of our aggregate issued and outstanding units (or their equivalent in shares of common stock and warrants). We will redeem up to an aggregate of 3,000,000 sponsor units (for a maximum aggregate redemption price of $3,261) in the event that the underwriters do not fully exercise their over-allotment option. We will redeem sponsor units only in an amount sufficient to cause the amount of issued and outstanding units (or their equivalent in shares of common stock and warrants) held by our sponsor, our officers and directors, our other current stockholders and their permitted transferees to equal 20% of our aggregate amount of issued and outstanding units (or their equivalent in shares of common stock and warrants) after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option. For purposes of this summary, we assume that the underwriters will not exercise their over-allotment option and therefore, unless otherwise indicated, present the amount of units, shares of common stock and warrants outstanding after giving effect to the redemption of 3,000,000 sponsor units.

Securities offered	80,000,000 units, at $10.00 per unit, each unit consisting of:

	•	one share of common stock; and

	•	one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over- allotment option and (2) its exercise in full, subject in either case to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

We will file the Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file an amended Form 8-K to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission’s website (www.sec.gov) after it is filed.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:

Number outstanding before this offering	20,000,000 shares(1)

Number outstanding after this offering	100,000,000 shares(1)

Warrants:

Number outstanding before this offering and the private placement of sponsor warrants	20,000,000 warrants(2)

Number outstanding after this offering and the private placement of the sponsor warrants	110,000,000 warrants (including 10,000,000 sponsor warrants)(2)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.00

Exercise period

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. The warrants will become exercisable on the later of:

• the consummation of our business combination, and

• January 23, 2009.

The warrants will expire at 5:00 p.m., New York time, on January 23, 2013, or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (except as described below with respect to the warrants included in the sponsor units and the sponsor warrants) at any time after the warrants become exercisable:

•	in whole and not in part,
•	at a price of $0.01 per warrant,
•	upon a minimum of 30 days’ prior written notice of redemption, and

(1)	Excluding 3,000,000 shares included in the sponsor units that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full.

(2)	Excluding 3,000,000 warrants included in the sponsor units that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full.

•

if, and only if, the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.00 after we call the warrants for redemption.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the fair market value (as defined below) of the warrants and the exercise price by (y) the fair market value. For this purpose, the “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if the fair market value of the common stock were $13.75, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($13.75 – $7.00)) ÷ $13.75 = 49 shares. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

The foregoing redemption provisions do not apply to the warrants included in the sponsor units or the sponsor warrants, in each case for as long as such warrants are held by our sponsor or its permitted transferees.

Sponsor units

In October 2007, our sponsor purchased an aggregate of 21,562,500 sponsor units (or 23,000,000 sponsor units after giving effect to the unit adjustment) for an aggregate purchase price of $25,000, or approximately $0.0012 per unit (or approximately $0.0011 per unit after giving effect to the unit adjustment). This includes an aggregate of 2,812,500 sponsor units (or 3,000,000 sponsor units after giving effect to the unit adjustment) that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised, so that our sponsor, our officers and directors, our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering. Each sponsor unit consists of one share of common stock and one warrant. The shares of common stock and warrants comprising the sponsor units are detachable and may be transferred separately, subject to certain transfer restrictions described below. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

	•	our sponsor, our other current stockholders and their permitted transferees will not be able to exercise conversion rights (as described below) with respect to the common stock;

•

our sponsor and our other current stockholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the special or annual stockholders meeting called for the purpose of approving our business combination or any extension of our corporate existence to up to 30 months;

•

our sponsor and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution with respect to the common stock if we fail to consummate a business combination;

•

the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30- trading day period beginning 90 days after our business combination;

•

the warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees (other than as part of a redemption of sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full);

	•	the warrants may by exercised by the holders by paying cash or on a cashless basis; and

•

the sponsor units, the common stock and the warrants (including the common stock issuable upon exercise of the warrants) will be subject to certain transfer restrictions described below until 180 days after the consummation of our business combination.

In December 2007, our sponsor sold a portion of the shares of common stock included in the sponsor units to certain of our officers and directors and other related parties. See “Certain Relationships and Related Transactions.” On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

Private placement of sponsor warrants

Our sponsor has agreed to purchase 10,000,000 warrants from us at a price of $1.00 per warrant for a total of $10,000,000 in a private placement that will occur immediately prior to the closing of this offering.

The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then the $10,000,000 proceeds from the sale of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:

	•	will not be redeemable by us as long as they are held by our sponsor or its permitted transferees;

	•	may be exercised by paying cash or on a cashless basis; and

	•	will be subject to certain transfer restrictions until after the consummation of our business combination, as described below.

Trian Partners Purchase Commitment

Prior to the closing of this offering, Trian Fund Management, L.P. will enter into an agreement with Deutsche Bank Securities Inc. and Merrill Lynch & Co. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will cause Trian Partners to place limit orders for up to $75,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Trian Partners to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., Merrill Lynch & Co. or another broker dealer mutually agreed upon by such firms and Trian Fund Management, L.P. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Trian Partners will agree to vote all shares of common stock purchased pursuant to such limit orders will be voted in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, Trian Partners may be able to influence the outcome of our business combination or a proposed extension. Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

Any portion of the $75,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us by Trian Partners, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders upon conversion of shares held by public stockholders as described below.

Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

Transfer restrictions	Our sponsor, our officers and directors and our other current stockholders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•

any of the sponsor units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of such warrants) until 180 days after the consummation of our business combination, or

• any of the sponsor warrants until after the consummation of our business combination.

In addition, Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment, subject to certain exceptions, until 180 days after the consummation of our business combination.

Notwithstanding, the foregoing, our sponsor, our officers and directors, our other current stockholders and Trian Partners will be permitted to transfer all or any portion of such securities to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Sponsor.” These permitted transferees include our sponsor, Trian Partners, our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of us, our sponsor or Trian Partners and any officers, directors, members and employees of our sponsor or such affiliates. All permitted transferees receiving such securities will be subject to the same transfer restrictions as our sponsor, our officers and directors, our other current stockholders and Trian Partners and any such transfers will be made in accordance with applicable securities laws.

Registration rights	Pursuant to a registration rights agreement between us, our sponsor, Trian Fund Management, L.P. and our other current stockholders, the holders of the sponsor units and the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants) and any shares of common stock purchased by Trian Partners pursuant to the purchase commitment will be entitled to four demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the sponsor warrants, and 180 days after the consummation of our business combination, in the case of the sponsor units, the co-investment units and the shares of common stock purchased pursuant to the purchase commitment.

American Stock Exchange listing

Our securities have been approved for listing on the American Stock Exchange. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such as income from continuing operations.

Proposed ticker symbols for our:

Units	TUX.U

Common stock	TUX

Warrants	TUX.WS

Offering proceeds and proceeds from sale of sponsor warrants to be held in trust

$778,620,000 of the net proceeds of this offering plus the $10,000,000 we will receive from the sale of the sponsor warrants (for an aggregate of $788,620,000 or approximately $9.86 per unit sold to the public in this offering) will be placed in a trust account maintained by Wilmington Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. This amount includes $25,920,000 of the underwriting discount that is being deferred until we consummate a business combination. We believe that the placement of the underwriters’ deferred discount and the purchase price of the sponsor warrants in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our consummation of a business combination.

The proceeds held in the trust account will not be released until the earlier of the consummation of our business combination or our liquidation. Notwithstanding the foregoing, there can be released to us from the trust account income earned on the trust account (i) up to an aggregate of $9,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) in any amounts we need to pay any federal, state and local tax obligations, including income taxes imposed at the applicable rates on income from investments held through the trust account, applicable franchise taxes and any other tax obligations imposed in respect of the trust account. In addition, amounts in the trust account may be used to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence to up to 30 months as described below. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, $500,000 after the payment of the expenses relating to this offering). It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate our trust account.

Underwriters’ deferred discount

The underwriters have agreed to defer $25,920,000 of their underwriting discount, equal to 3.24% of the gross proceeds of the public offering, until the consummation of a business combination. Upon the consummation of a business combination, such amount, reduced pro-ratably by the exercise of stockholder conversion rights described below, will be released to the underwriters out of the trust account.

The underwriters will not be entitled to any income earned on the deferred discount. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $25,920,000 of the deferred discount held in the trust account, all of which will be distributed to our public stockholders on a pro rata basis.

Proceeds from exercise of warrants paid to us

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid by us to our sponsor or our officers or directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our business combination, other than the following:

	•	repayment of principal on a $250,000 loan made to us by our sponsor;

	•	payment of $10,000 per month for up to 30 months (up to an aggregate of $300,000) to Trian Fund

Management, L.P. for office space and administrative services; and

•

reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Conditions to consummating our business combination

Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses.

In addition, we must acquire a controlling interest in the target company. Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise).

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our business combination, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our business combination.

Stockholders must approve business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination.

We will only proceed with our business combination if:

	•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

	•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and

	•	conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our business combination and (ii) the stockholder vote to approve our business combination).

It is our understanding and intention in every case to structure and consummate a business combination in which approximately 39.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Our threshold for conversion rights has been established at 40% although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the Securities and Exchange Commission and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 40% threshold entails certain risks described under “Risk Factors—Risks Relating to Our Structure as a Development Stage Company.”

For purposes of seeking approval of our business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

In connection with the vote required for approving our business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor, our officers and directors and our other current stockholders have also agreed, and their permitted transferees will agree, that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination. In addition, Trian Partners will agree to vote all shares of common stock purchased in the open market pursuant to the purchase commitment in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months.

If a vote on our business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to consummate our business combination until 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus.

Upon the consummation of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Possible extension of time to consummate a business combination to up to 30 months

Unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may seek up to a six-month extension to complete our business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to give effect to such extension. Approval of any extension will require the affirmative vote of the holders of a majority of our outstanding shares of common stock at the special (or annual) meeting called for the purpose of approving such extension.

In connection with the vote required for any such extension, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, Trian Partners will agree to vote all shares of common stock purchased in the open market pursuant to the purchase commitment in favor of an extension of our corporate existence to up to 30 months. If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, we will not effect the extension if 40% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our business combination within the original 24- month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to consummate the business combination. We will still be required to seek stockholder approval before completing our business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to 30 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject a business combination or an extension of the time period within which we must complete our business combination	Pursuant to our amended and restated certificate of incorporation, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both income earned on the trust account and the deferred underwriting discount (net of taxes payable and income of up to $9,500,000 disbursed to us for working capital purposes), provided that the business combination is approved and consummated. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our sponsor, our current stockholders and their permitted transferees will not have such conversion rights with respect to the common stock included in the sponsor units. In addition, Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased in the open market pursuant to the purchase commitment.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated

certificate of incorporation without the affirmative vote of holders of at least 95% of our outstanding shares of common stock.

It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after the consummation of our business combination or the approval of an extension of the time period within which we must complete our business combination, as applicable. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell the warrants included in the units, or who receive less than approximately $0.14 of net sales proceeds for such warrants, and persons who purchase common stock in the aftermarket at a price in excess of approximately $9.86 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Procedure for exercising conversion rights

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension, the business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the consummation of the business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

In addition, we may require public stockholders, whether they are record holders or hold their shares in “street name,” either to tender their certificates to our transfer agent at any time through the vote on the business combination or the extension or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case a stockholder would have from the time we send out our proxy statement through the vote on the business combination or the extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against our business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Liquidation if no business combination	If we have not consummated a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption.

We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a development stage company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) and prospective target businesses. While we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business), prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

Trian Fund Management, L.P. liability for certain claims	Trian Fund Management, L.P. has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, Trian Fund Management, L.P. will not be liable under this indemnity in respect of (i) any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended or (iii) any claims under the indemnification provisions of our amended and restated certificate of incorporation or the indemnity agreements we have entered into with our officers and directors (although Trian Fund Management, L.P. has separately guaranteed certain of our obligations under such indemnity agreements with our officers and directors prior to our business combination).

We will not reimburse Trian Fund Management, L.P. for payments made by it to ensure that the proceeds in the trust account are not reduced. We believe that the board of directors would be obligated to pursue a potential claim for reimbursement from Trian Fund Management, L.P. pursuant to the terms of its agreements with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. However, we will have no recourse against Trian Fund Management, L.P. if any liability occurs with respect to a claim other than a claim by a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business.

We cannot assure you that Trian Fund Management, L.P., which is a privately held limited partnership without publicly disclosed financial statements, will have sufficient assets to satisfy its obligations, if it is required to do so. Further, Trian Fund Management, L.P. is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.86, plus income earned, then held in the trust account.

Waiver by our sponsor, our other current stockholders and the underwriters of participation in liquidation distribution

Our sponsor, our officers and directors and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the common stock included in the sponsor units. In addition, the underwriters have agreed to waive their rights to the $25,920,000 of the underwriters’ deferred discount deposited in the trust account in the event we liquidate prior to the consummation of a business combination.

Costs of liquidation

We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may request from the trustee up to $75,000 of income earned on the trust account to pay for liquidation costs and expenses.

Amended and restated certificate of incorporation; obligations to our stockholders

Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our business combination, including those providing for (i) stockholder approval of our business combination or any extension of the time period within which we must consummate our business combination, (ii) conversion rights for stockholders who vote against our business combination or any such extension, and (iii) the termination of our existence after 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus if we have not consummated a business combination. These provisions may only be amended with the affirmative vote of at least 95% of our outstanding shares of common stock. While we have been advised that this limitation on our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. We will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to these provisions without the affirmative vote of at least 95% of our outstanding shares of common stock. We will be contractually obligated not to take such actions pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering.

Audit committee to monitor compliance

We have established and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to consummate a business combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important. In determining the size of this offering, our officers and directors concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan of pursuing an acquisition of one or more target businesses with a total enterprise value between approximately $800 million and $3.2 billion.

We believe that the amount of equity capital raised in this offering, together with our ability to finance an acquisition using equity or debt in addition to the cash held in the trust account, will give us substantial flexibility in pursuing a business combination with one or more target businesses and structuring our business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses that satisfy the requirements of our business combination.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read together with our financial statements and the notes thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	October 30, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(282,000)	$762,918,000
Total assets	265,000	763,465,000
Total liabilities	307,000	—
Value of common stock that may be converted to cash(2)	—	315,447,990
Stockholders’ equity (deficit)	(45,261)	447,706,749

(1)	These amounts assume the payment to our underwriters of the $25,920,000 of deferred discount held in trust.

(2)

31,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.86, subject to possible conversion. If we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% of the aggregate number of shares included in the units being sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (net of taxes payable and income earned of up to $9,500,000 disbursed to us for working capital purposes).

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The as adjusted working capital and total assets amounts include the $753,200,000 from the proceeds of this offering and the $10,000,000 purchase price of the sponsor warrants, $762,700,000 of which will be available to us only upon the consummation of a business combination. The adjusted working capital amount does not include the $25,920,000 to be held in the trust account ($29,808,000 if the underwriters’ over-allotment option is exercised) representing the underwriters’ deferred discount. If we have not consummated a business combination within 24 months from the date of this prospectus (or up to 30 months if our stockholders approve an extension), our corporate existence will cease and we will promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account, including the amount of the underwriters’ deferred discount held in trust (net of taxes payable and up to $9,500,000 disbursed to us for working capital purposes), plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor, our officers and directors and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock included in the sponsor units.

We will not proceed with a business combination if public stockholders owning 40% or more of the shares of common stock issued in this offering exercise their conversion rights, with such 40% determined on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve our business combination). Accordingly, we may effect a business combination if public stockholders owning up to approximately 39.99% of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is consummated, we could be required to convert to cash from the trust account up to approximately 39.99% of the 80,000,000 shares of common stock issued in this offering, or 31,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.86, without taking into account income earned on the trust account or rights of creditors to funds held in the trust account, if any.

The actual per-share conversion price will be equal to:

•

the amount in the trust account, inclusive of any income earned thereon (net of taxes payable and up to $9,500,000 disbursed to us for working capital purposes and calculated as of two business days prior to the consummation of the proposed business combination), divided by

•	the number of shares of common stock issued in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Structure as a Development Stage Company

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income (other than income on the trust account) until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus within which to consummate a business combination. If we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate a business combination by up to six months. In such case, we will present such proposal to our stockholders. The time period in which we must complete our business combination will not be extended unless (i) holders of a majority of our outstanding shares of common stock approve the extension and (ii) conversion rights are exercised with respect to less than 40% of the shares sold in this offering. If we fail to consummate a business combination within this time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and we presume that investors will make an investment decision relying, at least in part, on this provision. Neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a period of time longer than 30 months after the date of this prospectus, except in connection with the consummation of a business combination or upon the affirmative vote of holders of at least 95% of our outstanding capital stock. If we are forced to liquidate, you may not receive the full amount of your original investment.

Unlike most other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to up to 30 months. To the extent they acquire shares of common stock issued in this offering and become public stockholders, Trian Partners, our sponsor and our officers and directors may be able to influence whether we extend our corporate existence. If an extension is approved, your funds may be held in the trust account for up to two and a half years.

Unlike most other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the

24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. We will only extend our corporate existence to up to 30 months if (i) holders of a majority of our outstanding shares of common stock approve an amendment to our amended and restated certificate of incorporation giving effect to such extension and (ii) holders of less than 40% of the shares of common stock sold in this offering vote against the proposed extension and exercise their conversion rights as described in this prospectus. In connection with the vote required for an extension of our corporate existence, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of votes cast by our public stockholders. We have also agreed that, prior to our business combination, we will not issue any shares of common stock, warrants or any other securities convertible into common stock or that vote as a class with our common stock in respect of any proposed extension or business combination. As a result of these agreements, a proposal to extend our corporate existence to up to 30 months may not be approved without the affirmative vote of a majority of votes cast by our public stockholders.

In connection with any vote to extend our corporate existence to up to 30 months, Trian Partners will agree to vote all shares of common stock it purchases in the open market pursuant to the purchase commitment in favor of an extension. In addition, our sponsor and our officers and directors may acquire shares in the open market or otherwise and may vote such shares in favor of an extension. As a result, to the extent they acquire shares issued in this offering and become public stockholders, these persons may be able to influence whether we extend out corporate existence to up to 30 months.

Without the option of extending to up to 30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period with which to complete our business combination. As a result we may be able to hold your funds in the trust account for 30 months and thus delay the receipt by you of your funds from the trust account on liquidation.

Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 40% threshold. This higher threshold will make it easier for us to consummate a business combination, or extend the time period within which we must complete our business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with our business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares included in the units being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights. Accordingly, public stockholders holding approximately 39.99% of the shares included in the units being sold in this offering may vote against the business combination, or the extension of time, and exercise their conversion rights and we could still consummate a proposed business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their business combination. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it may be easier for us to consummate a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination or an extension of the time period within which we must complete our business combination, we will offer each public stockholder (but not our sponsor, our other current stockholders or their permitted transferees with respect to the common stock included in the sponsor units) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is approved. Such holder must both vote against such business combination or extension and then exercise its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination or extension of the time period within which we must complete our business combination, we will offer each public stockholder (but not our sponsor or its permitted transferees with respect to the common stock included in the sponsor units) the right to have its shares of common stock converted to cash if the stockholder votes against a business combination or the extension and the business combination is approved and consummated or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must complete our business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We may impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following our business combination, as well as for administrative ease. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must complete our business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short period of time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.

We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated, pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, not to amend or waive these provisions without the affirmative vote of at least 95% of our outstanding shares of common stock prior to our business combination, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 95% of such shares.

If we are forced to liquidate before the consummation of a business combination and distribute the amounts in the trust account, our public stockholders may receive significantly less than approximately $9.86 per share and our warrants will expire worthless.

We have 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus within which to consummate a business combination. If we are unable to consummate a business combination within this time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by Trian Fund Management, L.P.) approximately $9.86 per share plus income earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $25,920,000 ($0.324 per unit) of the underwriters’ deferred discount and the $10,000,000 (approximately $0.13 per unit) purchase price of the sponsor warrants. In addition, if we do not have sufficient funds to pay the costs of liquidation from our remaining assets outside of the trust account, we may request from the trustee up to $75,000 of income earned on the trust account to pay for liquidation costs and expenses. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time frame. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled “Proposed Business—Effecting our Business Combination—Dissolution and liquidation if no business combination is consummated.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution will be less than approximately $9.86 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation or under indemnity agreements. We intend to pay any claims from our funds not held in trust to the extent sufficient to do so. Although we will seek to have all vendors, service providers and prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the approximately $9.86 per share held in the trust account, plus income earned (net of taxes and up to $9,500,000 disbursed to us for working capital purposes), due to claims of such creditors. If we are unable to consummate a business combination and we liquidate, Trian Fund Management, L.P. will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as from any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. We cannot assure you that Trian Fund Management, L.P., which is a privately held limited partnership without publicly disclosed financial statements, will have sufficient assets to satisfy those obligations. The indemnification provisions are set forth in a letter executed by Trian Fund Management, L.P. The letter specifically sets forth that in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from Trian Fund Management, L.P. will not be available, even if such waiver is subsequently found to be invalid and unenforceable. The indemnification from Trian Fund Management, L.P. will also be unavailable in respect of any claims under our indemnity of the underwriters against certain liabilities related to this offering or in respect of any claims under the indemnification provisions of our amended and restated certificate of incorporation or the indemnity agreements we have entered into with our officers and directors (although Trian Fund Management, L.P. has separately guaranteed certain of our obligations under such indemnity agreements with our officers and directors prior to our business combination).

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. If we have not consummated a business combination within such time frame and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Section 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence terminates and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than approximately $9.86.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash in connection with a business combination that the stockholder voted against and that is consummated by us or in connection with an extension of the time period within which we must consummate our business transaction that the stockholder voted against and that is approved. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings of the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months (or up to 30 months if our stockholders approve an extension) before receiving liquidation distributions.

We have 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus within which to consummate a business combination. We have no obligation to return funds to investors prior to such date (other than pursuant to conversion rights in connection with an extension) unless we consummate a business combination prior thereto and only then in cases where investors have properly sought conversion of their shares. Only after the expiration of this 24-month period (or up to 30-month period if our stockholders approve an extension) will public stockholders be entitled to liquidation distributions if we are unable to consummate a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified target business, we may be deemed to be a blank check company under the United States securities laws. However, since we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a current report on Form 8-K with the Securities and Exchange Commission upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the income earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances than we would if we were subject to such rule. For a more complete comparison of the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419, see the section below entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Risks Relating to Our Business Combination

The requirement that we consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business. This risk will increase as we get closer to the time limit referenced above.

We may issue shares of our capital stock to consummate a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and after giving effect to our redemption of 3,000,000 units as described elsewhere in this prospectus), there will be 290,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. In addition, we may issue common stock as part of the co-investment units described in this prospectus. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting our Business Combination—General.”

Our investments in any future joint investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

While we will not structure our business combination in such a way that we will not acquire a controlling interest in a target company (whether through the acquisition of a majority of the voting equity interests of the target or through other means), we may in the future co-invest with third parties through partnerships or joint investment in an acquisition target or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as us and we may be in competition with them for such business combination targets. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation.

If the net proceeds of this offering not being placed in trust together with income earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), we may not be able to consummate a business combination.

We currently believe that, upon consummation of this offering, the $500,000 in funds available to us outside of the trust account together with up to $9,500,000 of income earned on the trust account that may be disbursed to us will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We will depend on sufficient income being earned on the proceeds held in the trust account to provide us with up to $9,500,000 of additional working capital we may need to identify one or more target businesses and to consummate our business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our business combination. In such event, we would need to raise additional funds to operate or may be forced to liquidate. Neither our sponsor nor any member of our management team is under any obligation to loan us money under such circumstances.

We could use a portion of the funds not being placed in trust or that may be released to us from the trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a payment to the target company under a merger agreement if the financing for an acquisition is not obtained), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target and were subsequently required to forfeit such funds (whether as a result of our breach or for other reasons) or if we agree to a reverse break-up fee and subsequently were required to pay such fee (whether as a result of failure to obtain the necessary financing or for other reasons), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential acquisition targets. In such event, we would need to obtain additional funds to continue operations. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to consummate a business combination.

Based on publicly available information, as of January 18, 2008, 148 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 43 companies have consummated a business combination, while 24 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another seven will be or have been liquidated.

The remaining 74 blank check companies have approximately $12.6 billion in trust and are seeking to consummate business combinations. There are 67 blank check companies that have filed registration statements and are seeking to complete initial public offerings with potentially $12.7 billion in trust. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination, which, in turn, will result in an increased demand for privately-held companies that may be potential acquisition targets for us in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 67 of such companies have either consummated a business combination or entered into a definitive agreement or letter of intent for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction and make us less attractive to a potential target business. In addition, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Also, our obligation in certain instances to convert into cash shares of our common stock may reduce the resources available to us for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Since we have not yet selected any target business with which to consummate a business combination, we are unable to currently ascertain the merits or risks of the business’s operations and investors will be relying on management’s ability to source and evaluate potential business combinations.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of our business combination. Although our management and board of directors will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $9,500,000 disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of such business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on the ability of our officers and directors to source business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting our Business Combination—General.”

We may have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

Since we may acquire a business that has operations outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

In addition, if we acquire a business that conducts a substantial portion of its business in emerging economies, we could face additional risks, including the following:

•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks;

•	protection of intellectual property, both for us and our customers; and

•	difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operation expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because any target business with which we attempt to consummate a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to consummate a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 40% or more of the shares of common stock issued in this offering voting against the proposed business combination or an extension of the time period within which we must consummate our business combination and opting to have us redeem their stock for a pro rata share of the trust account, even if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Initially, we may only be able to consummate one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement of sponsor warrants (excluding the underwriters’ deferred discount of $25,920,000 held in trust) will provide us with $762,700,000, which will be held in trust and may be used by us to consummate a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of such business combination. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to consummate only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we consummate the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target business or businesses or that the price we are paying for such business or businesses is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the target business or businesses we select have a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $9,500,000 disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of our business combination, unless our board is not able to independently determine that the target business or businesses have a sufficient fair market value. We are also not required to obtain an opinion from an unaffiliated third party that the price we are paying for the target business or businesses we select is fair to our stockholders.

Firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, our stockholders, in addition to our board of directors, will be entitled to rely on any opinion that may be obtained. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our business combination, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

Certain regulatory requirements may increase the time and costs of consummating an acquisition.

If we were to acquire a previously privately owned company, it most likely will incur additional costs in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other public company requirements, which in turn would reduce our earnings. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement of sponsor warrants will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target businesses, or the obligation to convert into cash a significant number of shares of our common stock from dissenting stockholders, we will be required to seek additional financing such as debt, equity or co-investment with other investors. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. During the second half of 2007 and the beginning of 2008, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to liquidity imbalances and repricing of risk. These factors have caused and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to secure additional financing, and, as a result, we fail to consummate a business combination in the allotted time, we would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers or directors or our sponsor is required to provide any financing to us in connection with or after the consummation of a business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate a business combination, which may adversely affect our financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur debt, we may choose to incur substantial debt to consummate a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt contained covenants restricting our ability to obtain additional financing while such debt was outstanding.

Risks Relating to Our Securities

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants included in the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

You will experience immediate and substantial dilution from the purchase of our common stock.

Our sponsor paid an aggregate of $25,000, or approximately $0.0011 per sponsor unit (giving effect to the unit adjustment described in this prospectus), for the 23,000,000 sponsor units (including the 3,000,000 units subject to mandatory redemption if and to the extent the underwriters’ over-allotment option is not exercised) issued and outstanding prior to this offering and the private placement of the sponsor warrants. The difference between the public offering price per share of common stock (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired the sponsor units at a nominal price, significantly contributing to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 34.2% or approximately $3.42 per share (the difference between the pro forma net tangible book value per share of approximately $6.58, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 80,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 12,000,000 warrants to purchase additional shares of our common stock if the over-allotment option that we granted to our underwriters is exercised in full. In October 2007, we issued 21,562,500 warrants (or 23,000,000 warrants after giving effect to the warrant adjustment described in this prospectus) to our sponsor (3,000,000 of which (giving effect to the warrant adjustment) are subject to mandatory redemption if and to the extent the underwriters’ over-allotment option is not exercised in full) and, immediately prior to the closing of this offering we will issue and sell 10,000,000 warrants to our sponsor in exchange for $10,000,000 to be deposited in our trust account. We may also issue additional warrants as part of the co-investment units Trian Partners will purchase immediately prior to our business combination to the extent Trian Partners has not purchased the full $75,000,000 of our common stock pursuant to the limit orders described in this prospectus.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. In addition, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If we redeem the warrants included in the units offered to the public, the sponsor warrants and the warrants included in the sponsor units, which are non-redeemable so long as they are held by the sponsor or its permitted transferees, could provide the sponsor and its permitted transferees with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem such warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

As a result of the sponsor warrants and the warrants included in the sponsor units not being subject to redemption so long as they are held by the sponsor or its permitted transferees, holders of such warrants could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our management’s ability to require holders of our public warrants to exercise such warrants on a cashless basis, if exercised, would cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described above have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although our securities have been approved for listing on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The American Stock Exchange may de-list our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities have been approved for listing on the American Stock Exchange, a national securities exchange. However, we cannot assure you that our securities, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock issuable upon exercise of the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our reasonable efforts to maintain a current registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock included in the units. In addition, we have agreed to use our reasonable efforts to register the issuance of the shares of common stock issuable upon exercise of the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the issuance of the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the issuance of the shares of common stock issuable upon exercise of the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law may delay or prevent our acquisition by a third party, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and our amended and restated by-laws, which we intend to adopt prior to the completion of this offering, will contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:

•	provisions establishing a board of directors that is divided into three classes with staggered terms;

•

provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and provisions permitting the removal of directors only for cause and with a 66 2/3% stockholder vote;

•	provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our by-laws;

•	provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called;

•	elimination of the right of our stockholders to act by written consent; and

•	provisions prescribing advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.

Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together, these provisions of our amended and restated certificate of incorporation, by-laws and Delaware law may make the removal of management more difficult and may discourage potential takeover attempts that could otherwise involve payment of a premium over prevailing market prices for our securities and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

Risks Related to Our Officers and Directors and Our Sponsor

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers and directors, some or all of whom may not continue with us up until or following a business combination.

None of our current key personnel, including our officers, will have entered into employment or consulting agreements with us prior to our business combination. Accordingly, we cannot assure you that such key personnel will continue in their positions with us until we have identified and consummated our initial business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place.

In making the determination as to whether current management of the target business should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our initial officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In addition, it is possible that certain key employees of a target business may not remain with the surviving company and may need to be replaced by our officers or other management personnel recruited by us. We may be unable to successfully fill these positions, which could materially harm our business and results of operations.

Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. Such conflicts of interest could have a negative impact on our ability to consummate a business combination.

While we expect that our current officers and directors will devote a portion of their time to our business, our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our current officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor, which may raise potential conflicts. However, no consideration has been given to any acquisition of any business affiliated with any of our officers or directors or our sponsor or to the possibility of any such business combination, and we are unable to predict whether, when or under what circumstances we would pursue or enter into any such business combination. Also, the consummation of a business combination between us and an entity owned by a business in which our officers or directors or our sponsor may have an interest could present a conflict of interest.

Our sponsor and our officers and directors currently own shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our sponsor, our officers and directors and our other stockholders own shares of common stock that were issued prior to this offering, but they have waived their right to participate in any liquidation distribution with respect to those shares of common stock if we are unable to consummate a business combination. In addition, our sponsor has agreed to purchase 10,000,000 warrants directly from us in a private placement immediately prior to the consummation of this offering at a purchase price of $1.00 per warrant for a total purchase price of $10,000,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will expire worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target business and consummating a business combination. Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our public stockholders.

Our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us. However, we have adopted a policy that, prior to the consummation of a business combination, none of our existing officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $10,000 payable to Trian Fund Management, L.P. and (iii) by virtue of their ownership of sponsor units, sponsor warrants or any securities included in or issuable upon exercise of such securities.

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with additional entities, including other blank check companies, which may be engaged in activities similar to those intended to be conducted by us. In addition, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company that is not publicly traded on a stock exchange or over-the- counter market with an enterprise value of between $800 million and $3.2 billion, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Trian Partners and any companies in which Trian Partners invests and (ii) any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of enterprise values (calculated as equity value plus debt, minus cash), although we have the flexibility to acquire a business outside of this range.

Each of our officers and directors (other than our independent directors) has a duty to present Trian Partners with opportunities that meet the investment strategy of Trian Partners, which consists primarily of making non-control investments in existing public companies. Mr. Peltz, Mr. May and Mr. Garden are also directors of Triarc Companies, Inc. and, in addition to the general fiduciary duties they owe to Triarc, each of them (as well as Trian Fund Management, L.P.) has a contractual obligation to present Triarc with opportunities relating to investments in excess of 50% of the outstanding voting securities of businesses relating to the quick service restaurant industry. This contractual obligation will remain in effect for as long as Triarc continues to control the outstanding equity interest of businesses in the quick service restaurant industry, one or more of Mr. Peltz, Mr. May and Mr. Garden serves as a director of Triarc and these individuals together own in excess of 10% of Triarc’s common equity. Even in the absence of this contractual obligation, Mr. Peltz, Mr. May and Mr. Garden may owe fiduciary duties to present Triarc with business opportunities relating to the quick service restaurant industry, before presenting such opportunities to us, for as long as they serve on Triarc’s board of directors.

In addition, Mr. Peltz owes a fiduciary duty to H. J. Heinz Company, of which he is a director, Mr. May owes a fiduciary duty to Deerfield Capital Corp., of which he is a director, and Mr. Garden owes a fiduciary duty to Chemtura Corporation, of which he is a director. To the extent that such individuals identify business combination opportunities that may be suitable for entities to which they have pre-existing fiduciary obligations, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their pre-existing fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities.

In addition, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or our sponsor in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future in respect of Trian Partners or any companies in which Trian Partners invests or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus.

For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Conflicts of Interest” and “Certain Relationships and Related Transactions.”

The requirement that we consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Our officers and directors and our sponsor may receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including traveling to and from the offices, service centers or similar locations of prospective target businesses to examine their operations. The funds for such reimbursement will be provided from the money that is being held outside of the trust or is permitted to be disbursed to us from the trust. In the event that we do not effect a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then any expenses incurred by such individuals in excess of the money being held outside of the trust or permitted to be disbursed to us from the trust will not be repaid as we will liquidate at such time. On the other hand, if we consummate a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers and directors may have an incentive to approve and consummate a business combination for reasons other than just what is in the best interest of our stockholders.

Upon consummation of our offering, our sponsor will continue to exercise significant influence over us and its interests in our business may be different than yours.

Upon consummation of our offering, our sponsor and its permitted transferees (including our officers and directors and our other current stockholders) will own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants that are subsequently exercised), including purchases by Trian Partners (which is an affiliate of our sponsor) pursuant to the purchase commitment, could allow our sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after consummation of our business combination. The interests of our sponsor and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish. Although our sponsor does not currently intend to purchase units in this offering, our sponsor or our officers or directors or any of their affiliates may decide, for financial or other reasons, to purchase units in this offering or to purchase our securities in the future in the open market or in private transactions in compliance with our insider trading policy. Any decision to purchase additional securities in this offering or in the open market or in private transactions will likely be based on the offering or trading price of the securities and a determination that the purchase represents an attractive investment opportunity.

In the event our sponsor or our officers or directors purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposed business combination and requested conversion of their shares, such selling stockholders would be required to revoke their prior votes against the proposed business combination and to revoke their prior elections to convert their shares and to cast new votes in favor of the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination would have the effect of reducing conversions and increasing votes in favor of the proposed business combination, thereby making it more likely that a proposed business combination would be approved.

We have opted out of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years after the interested stockholder became such. Therefore, subject to certain transfer restrictions described herein, our sponsor may transfer control of us to a third party by transferring our common stock, which would not require the approval of our board of directors or our other stockholders. In addition, such a change of control may not involve a merger or other transaction that would require payment of consideration to our other stockholders. The possibility that such a change of control could occur may limit the price that investors are willing to pay in the future for shares of our common stock.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our amended and restated certificate of incorporation and pursuant to certain indemnity agreements, we have agreed to indemnify our officers and directors against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our amended and restated certificate of incorporation and indemnity agreements, the amount of money in the trust account may be reduced.

In certain circumstances, our board of directors may be viewed as having breached its fiduciary duty to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders on a pro rata basis promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons thereby exposing our board of directors and our company to claims of punitive damages.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to consummate our business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•

our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to consummate our business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•

the delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds not held in the trust account or available to us from income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 80,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Proceeds from units offered to public	$800,000,000	$920,000,000
Proceeds from sponsor warrants sold in the private placement	10,000,000	10,000,000

Total gross proceeds	$810,000,000	$930,000,000

Offering expenses(1)
Underwriting commissions (5.75% of gross proceeds from units offered to the public)(2)	$46,000,000	$52,900,000
Legal fees and expenses(3)	400,000	400,000
Accounting fees and expenses(4)	100,000	100,000
Printing and engraving expenses(4)(5)	100,000	100,000
Securities and Exchange Commission registration fee	28,739	28,739
FINRA filing fee	75,500	75,500
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses(4)	25,761	25,761

Total offering expenses	$46,800,000	$53,700,000
Proceeds after offering expenses	$763,200,000	$876,300,000

Total held outside the trust account	$500,000	$500,000

Net offering proceeds held in trust	$762,700,000	$875,800,000
Deferred underwriting discount held in trust	25,920,000	29,808,000

Total held in trust	$788,620,000	$905,608,000

Percentage of public offering proceeds held in trust	98.6%	98.4%

Use of net proceeds not held in trust and income disbursed from the trust account(6)(7)	Amount	% of Total
Legal, accounting and other expenses in connection with any business combination	$7,500,000	75.0%
Legal and accounting fees related to regulatory reporting obligations	200,000	2.0
Payment for office space, administrative and support services(8)	240,000	2.4
Working capital to cover miscellaneous expenses, including director and officer liability insurance premiums(4)	2,060,000	20.6

Total	$10,000,000	100.0%

(1)

A portion of the offering expenses have been pre-funded with the proceeds of a $250,000 note from our sponsor, as described below. This note will be repaid out of the proceeds of this offering not being placed in the trust account upon the closing of this offering.

(2)

The underwriters have agreed to defer $25,920,000 of their underwriting commissions (or $29,808,000 if the over-allotment option is exercised in full), which equals 3.24% of the gross proceeds of this offering, until consummation of our business combination. Upon consummation of our business combination, the amount of the underwriters’ deferred commissions is reduced pro-ratably by the exercise of stockholder conversion rights and will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with our business combination, to fund the purchases of other companies or for working capital.

(3)

Does not include a portion of the legal fees, $250,000, related to the offering that is being deferred and will be paid, without contingency, from interest income earned from the trust account released to us for working capital purposes.

(4)	Estimated.

(5)

Does not include a portion of the estimated printing and engraving expenses, $100,000, related to the offering that is being deferred and is expected to be paid from interest income earned from the trust account released to us for working capital purposes.

(6)

The amount of proceeds not held in trust will remain constant at $500,000 even if the over-allotment option is exercised. In addition, up to $9,500,000 of income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering. In addition, amounts required to pay income taxes may be drawn from the trust account prior to the business combination.

(7)

These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. We do not expect to require more than $10,000,000 to fund our working capital requirements prior to our business combination.

(8)

Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 30 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $300,000 ($10,000 per month for up to 30 months) for the administrative fee payable to Trian Fund Management, L.P.

Of the net proceeds of this offering, $752,700,000 (or $865,800,000 if the underwriters’ over-allotment option is exercised in full) plus $10,000,000 from the purchase of sponsor warrants, for an aggregate of $762,700,000 (or $875,800,000 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by Wilmington Trust Company, as trustee. In addition, $25,920,000 (or $29,808,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriters’ deferred discount will be deposited into such trustee account for a total amount in trust of $788,620,000 (or $905,608,000 if the underwriters’ over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the consummation of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns income or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local income taxes, franchise taxes or other tax obligations in respect of the trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we consummate a business combination (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust, less any amounts payable to stockholders exercising conversion rights). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as income, net of income taxes, will be released on closing of our business combination with a target having a fair market value of at least 80% of our net assets held in trust (net of taxes and up to $9,500,000 disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of such business combination. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

We intend to use the $500,000 of net proceeds initially not held in trust for due diligence, legal and accounting fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, “reverse break-up fee” (a payment to the target business under a merger agreement if the financing for an acquisition is not obtained), to fund a lock-up or “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) and, if necessary, to bear the costs of liquidation in the event we are unable to consummate a business combination within 24 months from the date of this prospectus. While we do not have any current intention to use these funds as a down payment or reverse break-up fee or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or for other reasons), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In such case, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We believe that the income earned on the trust account will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our business combination is less than the actual amount of such costs, we may be required to raise additional funds, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the income of up to $9,500,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the consummation of the business combination. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably and result in a conflict of interest. We have adopted a policy that, prior to the consummation of a business combination, none of our existing officers, directors or sponsor, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $10,000 payable to Trian Fund Management, L.P. and (iii) by virtue of their ownership of sponsor units, sponsor warrants or any securities included in or issuable upon exercise of such securities.

With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement that would require us to pay a finder’s fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $9,500,000 of income earned on the amounts held in trust disbursed to us for working capital purposes). If we are unable to consummate a business combination and we liquidate, Trian Fund Management, L.P. will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed a waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account or that may be released from the trust account, Trian Fund Management, L.P. will be liable for such fees and expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, none of our officers or directors or our sponsor would be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our business combination, to effect other acquisitions, or for working capital, as determined by our management or board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

Our sponsor has made a $250,000 loan to us to fund a portion of the offering expenses owed by us to third parties. The loan bears no interest and the principal balance is repayable on the earlier of (i) the date of the consummation of this offering and (ii) September 30, 2008. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan have been used to pay organizational and offering expenses.

The proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to consummate a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. By restricting the holdings in the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, we will not liquidate and distribute the trust account to holders of our common stock included in the units being sold in this offering until after our existence terminates by operation of law on 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up, reverse break-up fee or other activities related to this offering or our business combination will exceed $10,000,000 in the aggregate, comprised of $500,000 of net proceeds initially not held in trust plus up to $9,500,000 of income earned on the amounts held in trust and disbursed to us for working capital purposes. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time.

We intend to pay Trian Fund Management, L.P., a company affiliated with our sponsor, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement is expected to be agreed to by Trian Fund Management, L.P. for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe, based on fees for similar services in the New York metropolitan area, that the fee expected to be charged by Trian Fund Management, L.P. is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of our business combination or the distribution of the trust account to our public stockholders on a pro rata basis.

A public stockholder (but not our sponsor, our officers and directors, our other current stockholders or their permitted transferees with respect to the common stock included in the sponsor units) will be entitled to receive funds from the trust account (including income earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed to us for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to consummate a business combination, or if such public stockholder exercises his conversion rights in connection with a business combination that the public stockholder voted against and that we actually consummate or an extension of the time period within which we must consummate our business combination that the public stockholder voted against and that was approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor, our officers and directors, our other current stockholders and their permitted transferees are not entitled to convert any of their shares of common stock acquired prior to this offering into a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ deferred discount held in trust excluding any income earned thereon, net of the pro rata amount of the underwriters’ deferred discount paid to stockholders who properly exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro rata basis among the public stockholders along with any income earned thereon (net of taxes thereon).

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the consummation of our business combination. After we consummate our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination or otherwise may restrict or prohibit payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our common stock that may be repurchased for cash), by the number of outstanding shares of our common stock.

At October 30, 2007, our net tangible book value was a deficiency of $45,261, or approximately $0.002 per share of common stock. After giving effect to the sale of 80,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at October 30, 2007 would have been $447,706,749 or approximately $6.58 per share, representing an immediate increase in net tangible book value of approximately $6.58 per share to the sponsor as of the date of this prospectus and an immediate dilution of approximately $3.42 per share or approximately 34.2% to our public stockholders.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price	$10.00
Net tangible book value before this offering	(0.002)
Increase attributable to new investors	6.58

Pro forma net tangible book value after this offering	6.58

Dilution to new investors	$3.42

The following table sets forth information with respect to our sponsor and the new investors:

	Shares Purchased		Total Consideration		Average Price per share
	Number	Percentage	Amount	Percentage
Sponsor shares(1)	20,000,000	20.0%	$21,739	0.003%	$0.0011
New investors	80,000,000	80.0	800,000,000	99.997	10.000

Total	100,000,000	100.0%	$800,021,739	100.000%

(1)

Does not include 3,000,000 shares that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised. Following the expiration or termination of the underwriters’ over-allotment option, whether exercised in whole or in part, the amount of sponsor shares outstanding will be 20% of the total shares.

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of sponsor warrants	$(45,261)
Proceeds from this offering and sale of sponsor warrants(1)	763,200,000
Less: proceeds held in trust subject to conversion to cash ((80,000,000 x 40.0% – 1 share) x approximately $9.86 per share)	(315,447,990)

$447,706,749

Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock included in the units offered(2)	80,000,000
Less: shares subject to conversion (80,000,000 x 40.0% – 1 share)	(31,999,999)

68,000,001

(1)	Assumes the payment to our underwriters of the $25,920,000 of deferred underwriting commissions held in trust.

(2)

Assumes the underwriters’ over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 sponsor units at a redemption price of approximately $0.0011 per unit as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at October 30, 2007 (giving effect to the stock dividend of 0.06667 shares of common stock for each issued and outstanding share of common stock that was declared on January 23, 2008) and as adjusted to give effect to the sale of units in this offering and the sponsor warrants in the private placement and the application of the estimated net proceeds derived from the sale of such securities.

	As of October 30, 2007
	Actual	As adjusted(1)(2)(3)
Common stock subject to possible conversion, 0 and 31,999,999 shares, shares at conversion value(4)	—	$315,447,990
Common stock subject to mandatory redemption, $0.0001 par value; 3,000,000 and 0 shares issued and outstanding	3,261	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value (actual, authorized 225,000,000 shares, 20,000,000 shares issued and outstanding; as adjusted: authorized 500,000,000 shares, 68,000,001 shares issued and outstanding (excluding 31,999,999 shares subject to possible conversion))	2,000	6,800
Additional paid-in capital	19,739	447,766,949
Deficit accumulated during the development stage	(67,000)	(67,000)

Total stockholders’ equity (deficit)	(45,261)	447,706,749

Total capitalization	$(42,000)	$763,154,739

(1)	Includes the $10,000,000 we will receive from the private placement of the sponsor warrants.

(2)

Assumes the underwriters’ over-allotment option has not been exercised and we have redeemed an aggregate of 3,000,000 sponsor units at a redemption price of approximately $0.0011 per unit as a result thereof.

(3)	Assumes the payment to our underwriters of the $25,920,000 of deferred underwriting commissions held in trust.

(4)

The conversion rights afforded to our public stockholders may result in the conversion to cash of up to 40% of the aggregate number of shares included in the units being sold in this offering less one share at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.86 per share), before payment of deferred underwriting discounts and commissions and including income earned, net of any income taxes due on such income, which income taxes, if any, shall be paid from the trust account, and net of income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares included in the units being sold in this offering.

SELECTED FINANCIAL DATA

The following table presents selected financial data as of October 30, 2007 and for the period from October 16, 2007 (date of inception) to October 30, 2007 that has been derived from our consolidated financial statements audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. Since we have not had any significant operations to date, the information below is not indicative of results to be expected for future periods. In addition, since this information is only a summary and does not provide all of the information contained in our historical financial statements, including the related notes, you should read it in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements, including the related notes, included elsewhere in this prospectus.

As of October 30, 2007
Balance Sheet Data:
Working capital (deficiency)	$(282,000)
Total assets	265,000
Total liabilities	307,000
Stockholders’ equity (deficit)	(45,261)

For the period from October 16, 2007 (inception) to October 30, 2007
Statement of Operations Data:
Operating expenses	$67,000
Net loss	(67,000)
Net loss per common share	(0.00)
Average common shares outstanding, including redeemable common shares (basic and diluted)(1)	21,562,500

(1)	Does not give effect to the stock dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding that was declared on January 23, 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We intend to effect our business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying financial statements, at October 30, 2007, we had $25,000 in cash and deferred offering costs of $240,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of our business combination. We will generate non-operating income in the form of income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our short-term liquidity needs will be satisfied through receipt of $25,000 from the sale of the sponsor units, and the proceeds of a note payable to our sponsor in an aggregate amount of $250,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $46,800,000 (or $53,700,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants in the private placement for a purchase price of $10,000,000, will be $763,200,000 (or $876,300,000 if the underwriters’ over-allotment option is exercised in full). $788,620,000 (or $905,608,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust, which includes $25,920,000 (or $29,808,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. Of the net proceeds from the sale of the units in the offering and the sale of sponsor warrants in the private placement, $500,000 will not be held in trust.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

We will use a substantial portion of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the consummation of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus). We intend to obtain such working capital through this offering and income of up to $9,500,000 on the balance of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), assuming our business combination is not consummated during that time. We estimate our primary liquidity requirements during that period to include $7,500,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $240,000 for office space, administrative services and support payable to Trian Fund Management, L.P., representing $10,000 per month for up to 24 months (or up to $300,000 in the event our stockholders approve an extension); $200,000 for legal and accounting fees related to regulatory reporting requirements; and $2,060,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance and additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

Our sponsor has made a $250,000 loan to us to fund a portion of the offering expenses owed by us to third parties. The loan bears no interest and the principal balance is repayable on the earlier of (i) the date of the consummation of this offering and (ii) September 30, 2008. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan have been used to pay organizational and offering expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and income earned of up to $9,500,000 on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to consummate our business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the consummation of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In October 2007, our sponsor purchased 21,562,500 sponsor units (or 23,000,000 sponsor units after giving effect to the unit adjustment), with each sponsor unit consisting of one share and one warrant, for an aggregate purchase price of $25,000. Nelson Peltz, Peter W. May and Edward P. Garden collectively own all of the outstanding interests in our sponsor.

In December 2007, our sponsor sold an aggregate of 1,775,000 shares of common stock included in the sponsor units (or 1,893,332 shares after giving effect to the stock dividend) to certain of our officers and directors and other related parties for the same price per share that was paid for the units by the sponsor. See “Certain Relationships and Related Transactions.”

Our sponsor has agreed to purchase an aggregate of 10,000,000 warrants at $1.00 per warrant for a total of $10,000,000 in a private placement that will occur immediately prior to this offering.

In addition, prior to the closing of this offering, Trian Fund Management, L.P., which is an affiliate of our sponsor, will enter into an agreement with Deutsche Bank Securities Inc. and Merrill Lynch & Co. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will cause Trian Partners to place limit orders for up to $75,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Trian Partners to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., Merrill Lynch & Co. or another broker dealer mutually agreed upon by such firms and Trian Fund Management, L.P. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Trian Partners will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, Trian Partners may be able to influence the outcome of our business combination or a proposed extension. Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. Any portion of the $75,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. Trian Partners will agree not to sell or transfer any shares of common stock or co- investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

We are obligated, commencing on the date of this prospectus, to pay Trian Fund Management, L.P. a monthly fee of $10,000 for office space and general administrative services.

We have entered into a license agreement with Trian Fund Management, L.P. permitting us to use the corporate name “Trian” prior to our business combination. We are not obligated to pay Trian Fund Management, L.P. for this license.

Our sponsor has made a $250,000 loan to us to fund a portion of the offering expenses owed by us to third parties. The loan bears no interest and the principal balance is repayable on the earlier of (i) the date of the consummation of this offering and (ii) September 30, 2008. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan have been used to pay organizational and offering expenses.

We have agreed to indemnify our officers and directors against certain liabilities and expenses. Prior to our business combination, Trian Fund Management, L.P. will provide guarantees of certain of our obligations to our officers and directors under the indemnity agreements. We will not pay a fee for any such guarantees.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 30, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we were newly organized as of October 16, 2007 and have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets, which we refer to as our business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will have until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus to consummate a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Business Strategy

We will seek to capitalize on the substantial investing and operating expertise of our management team. Led by Nelson Peltz, Peter W. May and Edward P. Garden, our management team has extensive experience investing in, owning and operating businesses across many sectors, including the consumer, industrial and financial services sectors. Our management team has generated attractive investment returns for over 35 years through its operations-centric investment strategy that targets fundamentally strong companies that have been mismanaged or undermanaged and creates value at those companies primarily by increasing profitability. This strategy seeks to execute strategic and operational initiatives that will result in higher sales, lower expenses and enhanced free cash flow. Though the strategy does not primarily rely on leverage or other balance sheet opportunities, we may also seek to enhance value through optimization of a target company’s capital structure, including adjusting a company’s leverage to levels that we think are more efficient. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

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Companies with fundamentally strong businesses that have been mismanaged or undermanaged. We will seek to acquire a company with a fundamentally strong business that has been mismanaged or undermanaged. For example, we will focus on companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, strength of intellectual property and brand positioning. We will seek to acquire a business that operates within an industry that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on established businesses in industries that we understand well. We do not intend to acquire start-up companies.

•	Companies with potential for increased profitability. We will seek to acquire a company that has the potential to significantly improve profitability through fundamental operational improvements.

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Increased sales. We will search for a company with opportunities to increase sales through, among other things, investing in brand development, adopting innovative marketing practices, repositioning products to attract new customers, optimizing global expansion opportunities, improving product pricing, accelerating the introduction of new products and making strategic acquisitions.

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Reduced expenses. We will search for a company with the potential to reduce expenses through, among other things, refocusing on core competencies, eliminating unnecessary bureaucracy, enhancing management of inventory, accounts receivable and supply chains, investing in technology and exiting non-core businesses.

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Companies with potential for strong free cash flow generation. We will seek to acquire a company that has the potential to generate strong and stable free cash flow. We will focus on companies that have predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

Competitive Strengths

We believe we have the following competitive strengths:

Operating expertise

We expect to utilize the significant operating expertise of our management team to identify, acquire and operate a business whose operations can be fundamentally improved and where there are opportunities for increased profitability. In addition, we believe that the experience of our management team may provide us with opportunities to recruit highly qualified executives, with whom they have worked in the past to join the management of the operating business we acquire.

Our management team has substantial experience owning and operating successful businesses across many sectors. Nelson Peltz and Peter W. May have been business partners for more than 35 years, during which time they have created significant value as owners and day-to-day operators of both small and large capitalization companies. Their successful track record historically was built utilizing a combination of their personal assets and capital raised through controlled public holding companies (most recently, Triarc Companies, Inc.). Their landmark investments include: Triangle Industries (which acquired National Can Corporation and the packaging business of American Can Company to become one of the world’s largest packaging companies and a Fortune 100 industrial company); Snapple Beverage Group (Snapple was purchased by Triarc in 1997 for $300 million and the beverage group was sold by Triarc in 2000 for approximately $1.5 billion) and Arby’s Restaurant Group (which is still owned by Triarc). Edward P. Garden joined Mr. Peltz and Mr. May at Triarc in August 2003 and was named Vice Chairman and a director of Triarc in December 2004. In addition to operating experience, Mr. Garden brought to Triarc an extensive Wall Street background in finance and the capital markets.

In November 2005, Mr. Peltz, Mr. May and Mr. Garden launched Trian Fund Management, L.P., an investment management firm that we refer to, together with the funds and accounts it and its affiliates manage, as Trian Partners. To date, Trian Partners has focused on utilizing its successful operations-centric investment strategy to make non-control investments in underperforming public companies. Trian Partners seeks to become a significant shareholder in fundamentally good businesses that have been mismanaged or undermanaged and create long-term value by working with management teams and boards of directors principally to build the income statement. By utilizing a constructive, hands-on approach in working with management that is based on thorough and thoughtful analysis, extensive due diligence, and a deep understanding of the underlying business, Trian Partners believes it has developed a reputation as a positive change agent and achieved significant credibility with boards, management teams and institutional investors. Notable investments of Trian Partners include: Cadbury Schweppes plc, H. J. Heinz Company, Tiffany & Co., Wendy’s International, Inc., Chemtura Corporation and CBRL Group, Inc. (Cracker Barrel).

Prior to making its investments, Trian Partners typically develops a highly detailed action plan (or “white paper”) that sets forth operational, initiatives aimed at increasing sales, reducing expenses and maximizing free cash flow. The action plans also address capital structure efficiency and strategic redirection. In the case of Wendy’s, the principal focus of Trian Partners’ action plan was a substantial improvement in operating margins at Wendy’s Old Fashioned Hamburger restaurants owned and operated by the company, which Trian Partners believed were less than half those of its peer group and some of its franchisees. The action plan called for a reduction in costs by approximately $200 million. And in the case of Heinz, Trian Partners’ action plan called for: significantly reducing annual costs, which had been growing faster than sales; focusing on consumer marketing and innovation, rather than competing on price, by reinvesting dollars otherwise spent on deals, allowances and other trade spending to retailers; increasing focus on key brands and geographies; and implementing a more efficient capital structure. Trian Partners currently has representatives on each of these companies’ boards of directors and shareholder value has significantly increased since Trian Partners set forth its operational insights and initiatives.

As further detailed below, we believe that our access to the experience, capabilities and infrastructure of Trian Partners will enable us to generate proprietary deal flow opportunities, evaluate potential business combination opportunities in a thoughtful and methodical fashion and structure a successful business combination transaction. Trian Partners currently has more than 30 employees, including 16 investment professionals that have extensive operating, investment, mergers and acquisitions, legal, financing, restructuring, tax and accounting experience.

Unique platform for deal generation

We believe that the involvement of Mr. Peltz, Mr. May and Mr. Garden in the investment activities of Trian Partners may result in proprietary deal flow opportunities for us because Trian Partners does not typically seek to acquire majority ownership of operating companies. Trian Partners will typically seek to become one of the largest shareholders and work proactively with management and the board of directors to effect positive operational change, and in many cases, a member of the firm will join the board. In these situations, Trian Partners’ position and competitive advantage could lead to proprietary deal flow opportunities for our company, particularly in a case where a company in which Trian Partners has invested is seeking to divest a non-core asset because Trian Partners does not typically acquire majority ownership of operating businesses. In addition, through its involvement with Trian Partners, we expect that our management team will be able to stay close to trends and developments in various industries and, although there may not be immediate acquisition opportunities, we believe this will allow us to be opportunistic in pursuing our business combination.

In addition to their involvement in Trian Partners, over the course of their careers, Mr. Peltz, Mr. May and Mr. Garden have developed a diverse network of operational and transactional relationships that have generated a significant flow of investment opportunities, many of which are proprietary. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial sponsors and entrepreneurs.

We believe that we will receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of our management’s involvement with Trian Partners as well as the track record and business relationships it has developed over time. However, we can make no assurances that our relationship with Trian Partners or our other business relationships will result in opportunities to acquire a target business.

Intense focus on due diligence that seeks to identify key value drivers and significant risks

Our management team will employ an exhaustive operations-centric due diligence process that has been developed throughout its many years of investing experience, most recently at Trian Partners. For example, this experience has given our management team insight and knowledge on such key issues as valuations, appropriate capital structures, strategic vision and capabilities of an acquisition target’s management team. As a result, we believe that this provides us with certain analytical advantages and insights as we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as contingent liabilities, pension matters and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations and corporate finance, together with our access to the extensive mergers and acquisitions, legal, financing, restructuring, tax and accounting experience of Trian Partners’ investment professionals, will enable us to avoid potential risks that other investors may not identify.

The due diligence process will begin with an initial evaluation of the target company’s business, management, risks and potential opportunities. After we reach an internal consensus to proceed, the review process will include extensive meetings with several levels of management, a detailed analysis of historical and projected financial statements and strategic plans, visits to key facilities and interviews with customers, suppliers and competitors. As the due diligence process proceeds, our management team will identify a prioritized set of operational, financial and strategic improvements that will form the basis for an action plan, that, when implemented, will create improved and sustained growth and profit enhancements.

We believe this time-tested due diligence methodology will not only help us to identify key value drivers and potential growth opportunities, but will also enable us to avoid potential risks that other investors may not identify.

Transaction structuring

Another distinguishing feature that we believe provides a competitive advantage is the manner in which we approach transaction structuring. Our goal is to structure a transaction that addresses a target company’s strategic and operating objectives while at the same time creating an attractive risk-return proposition for our company and its shareholders. When we identify potential investment opportunities, we will work closely with the target’s management to understand its objectives. We will then seek to design a transaction structure that balances the achievement of these objectives with the need to minimize risks associated with the potential transaction as well as implement the operational and other initiatives identified in our action plan. We will consider a variety of factors, including capital structure, valuation, contractual rights, regulatory issues, management alignment and incentive compensation structures, to accomplish these objectives. We believe our management team’s extensive mergers and acquisitions, legal, tax and accounting experience will help enable us to structure a successful business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Financial position

With funds available initially in the amount of approximately $763,200,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. Although we have allocated substantially all of the net proceeds of this offering for the purpose of consummating our business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will be investing in us without an opportunity to evaluate the specific merits or risks of a target business.

We may seek to consummate our business combination with a company or business that may be financially unstable, which would subject us to the numerous risks inherent in such companies and businesses. If our business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our business combination. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Subject to the requirement that our business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately consummate our business combination. Although our management will assess the risks inherent in a particular target business with which we may enter into a business combination, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Waiver of claims and Trian Fund Management, L.P. liability for certain claims

Prior to consummation of our business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party refuses to execute such a waiver, then Trian Fund Management, L.P. will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, to the extent we do not have working capital outside the trust account (including amounts available for release) sufficient to cover such claims. However, the agreement entered into by Trian Fund Management, L.P. specifically provides for two exceptions to this indemnity: there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that potential contracted parties will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our business combination. In addition, the indemnification provided by Trian Fund Management, L.P. is limited to claims by vendors that do not execute such waivers as described above. Claims by target businesses or other entities and vendors that execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account would not be indemnified by Trian Fund Management, L.P. In the event that this indemnity obligation arose and Trian Fund Management, L.P. did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and that such enforcement efforts, if necessary, would be brought. We cannot assure you that Trian Fund Management, L.P., which is a privately held limited partnership without publicly disclosed financial statements, will have sufficient assets to satisfy those obligations. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Sources of target businesses

We believe that the involvement of Mr. Peltz, Mr. May and Mr. Garden in the investment activities of Trian Partners may result in proprietary deal flow opportunities for us because Trian Partners does not typically seek to acquire majority ownership of operating companies. As the result of its strategy of buying non-control investments and gaining influence in underperforming public companies, Trian Partners has insight and knowledge on such key issues as valuation, appropriate capital structure, strategic vision and capabilities of management. Trian Partners will typically seek to become one of the largest shareholders and work proactively with management and the board of directors to effect positive operational change, and in many cases, a member of the firm will join the board. In these situations, Trian Partners’ position and competitive advantage could lead to proprietary deal flow opportunities for our company, particularly in a case where a company in which Trian Partners has invested is seeking to divest a non-core asset because Trian Partners does not typically seek to acquire majority ownership of operating companies. In addition, through its involvement with Trian Partners, we expect that our management team will be able to stay close to trends and developments in various industries and, although there may not be immediate acquisition opportunities, this will allow us to be opportunistic in pursuing our business combination.

In addition to their involvement in Trian Partners, over the course of their careers, Mr. Peltz, Mr. May and Mr. Garden have developed a diverse network of operational and transactional relationships that have generated a significant flow of investment opportunities, many of which are proprietary. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial sponsors and entrepreneurs.

We believe that we will receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of our management’s involvement with Trian Partners as well as the track record and business relationships it has developed over time. However, we can make no assurances that our relationship with Trian Partners or our other business relationships will result in opportunities to acquire a target business.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.

We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our business combination (regardless of the type of transaction that it is), other than (i) the reimbursement of out-of-pocket expenses, (ii) a monthly fee to Trian Fund Management, L.P. and (iii) by virtue of their ownership of sponsor units, sponsor warrants or any securities included in or issuable upon exercise of such securities. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company that is not publicly traded on a stock exchange or over-the- counter market with an enterprise value of between $800 million and $3.2 billion, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Trian Partners and any companies in which Trian Partners invests and (ii) any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of enterprise values (calculated as equity value plus debt, minus cash), although we have the flexibility to acquire a business outside of this range. The bottom range of enterprise values represents the gross proceeds of this offering and the top range represents four times such proceeds (which would allow for a potential transaction resulting in a three-to-one debt to equity capital ratio).

Each of our officers and directors (other than our independent directors) has a duty to present Trian Partners with opportunities that meet the investment strategy of Trian Partners, which consists primarily of making non-control investments in existing public companies. Mr. Peltz, Mr. May and Mr. Garden are also directors of Triarc Companies, Inc. and, in addition to the general fiduciary duties they owe to Triarc, each of them (as well as Trian Fund Management, L.P.) has a contractual obligation to present Triarc with opportunities relating to investments in excess of 50% of the outstanding voting securities of businesses relating to the quick service restaurant industry. This contractual obligation will remain in effect for as long as Triarc continues to control the outstanding equity interest of businesses in the quick service restaurant industry, one or more of Mr. Peltz, Mr. May and Mr. Garden serves as a director of Triarc and these individuals together own in excess of 10% of Triarc’s common equity. Even in the absence of this contractual obligation, Mr. Peltz, Mr. May and Mr. Garden may owe fiduciary duties to present Triarc with business opportunities relating to the quick service restaurant industry, before presenting such opportunities to us, for as long as they serve on Triarc’s board of directors.

In addition, Mr. Peltz owes a fiduciary duty to H. J. Heinz Company, of which he is a director, Mr. May owes a fiduciary duty to Deerfield Capital Corp., of which he is a director, and Mr. Garden owes a fiduciary duty to Chemtura Corporation, of which he is a director. To the extent that such individuals identify business combination opportunities that may be suitable for entities to which they have pre-existing fiduciary obligations, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their pre-existing fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities.

Selection of a target business and structuring of our business combination

Subject to the requirement that our business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In addition, we will not consummate a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses, other than the general guidelines set forth under “—Business Strategy” above. Consistent with our operations-centric investment strategy, our management may consider a variety of factors in evaluating a prospective target business, including one or more of the following:

•	results of operations and potential for increased profitability and growth;

•	brand recognition and potential;

•	size, secular growth rate, and strategic fundamentals of the target business’ industry;

•	competitive dynamics including barriers to entry, future competitive threats and the target business’ competitive position;

•	product positioning and life cycle;

•	development of detailed projections, quantification of sensitivity of drivers of growth and profit enhancement;

•	attractiveness of the target business’ cash flow generation capability and return on capital employed;

•	reasonableness of the valuation with a particular focus on the multiple of free cash flow;

•	exit prospects;

•	quality and depth of the management team as it relates to current company operations, as well as the envisioned company in the future;

•	existing distribution arrangements and the potential for expansion;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination; and

•	industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates.

These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and consummate our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Fair market value of target business or businesses

Our business combination must occur with one or more target businesses that have a collective fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board of directors is not able to independently determine the fair market value of our business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm that is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. We will seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test.

In order to consummate such business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination.

Lack of business diversification

For an indefinite period of time after consummation of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholder approval of our business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

We will only proceed with our business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock, and

•

conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve our business combination).

In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

It is our understanding and intention in every case to structure and consummate a business combination in which approximately 39.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward. Voting against the proposed business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

Our threshold for conversion rights has been established at 40% although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the Securities and Exchange Commission and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 40% threshold entails certain risks described under “Risk Factors—Risks Relating to Our Structure as a Development Stage Company.”

For purposes of seeking approval of our business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes would have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

In connection with the vote required for approving our business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor, our officers and directors and our other current stockholders have also agreed, and their permitted transferees will agree, that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination. In addition, Trian Partners will agree to vote all shares of common stock purchased in the open market pursuant to the purchase commitment in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months.

If a vote on our business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to consummate our business combination until 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus.

Upon the consummation of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our business combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 30 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to 30 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 30 months, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of votes cast by our public stockholders. In addition, Trian Partners will agree to vote all shares of common stock purchased in the open market pursuant to the purchase commitment in favor of any such extension of our corporate existence to up to 30 months.

If holders of a majority of our outstanding shares of common stock vote in favor of such extension and holders of less than 40% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account and legally available for distribution, including both income earned on the trust account and the deferred underwriting discount (net of taxes payable and income of up to $9,500,000 disbursed to us for working capital purposes), provided that our business combination is approved and consummated. In addition, any stockholders voting against a proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Under Delaware law, a corporation generally may only purchase or redeem its own shares of capital stock when the capital of the corporation is not impaired and when the purchase or redemption would not cause the capital of the corporation to be impaired. Our capital is equal to the aggregate par value of our outstanding shares of common stock. Capital is impaired when the net assets of the corporation (the amount by which total assets exceed total liabilities) do not exceed the capital of the corporation.

Our sponsor, our officers and directors, our other current stockholders and their permitted transferees will not have such conversion rights with respect to the common stock included in the sponsor units. In addition, Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased in the open market pursuant to the purchase commitment.

The actual per-share conversion price will be equal to the per share amount of approximately $9.86 initially deposited in the trust account, or approximately $9.84 if the over-allotment option is exercised (plus any income earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d)

of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of holders of at least 95% of our outstanding shares of common stock.

An eligible public stockholder may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our business combination or an extension, our business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the closing of our business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote. Following the approval of our business combination by our stockholders and until the consummation of our business combination or termination of the definitive agreement relating to the proposed business combination or the approval of an extension until the payment date for stockholders exercising conversion rights, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against our business combination or an extension but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after consummation of our business combination or the approval of an extension of the time period within which we must complete our business combination, as applicable. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they may hold.

We may require public stockholders to tender their certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the business combination or extension if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination or extension is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination or the date of the approval of the extension must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the business combination or the extension. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on the business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against our business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Dissolution and liquidation if no business combination is consummated

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the consummation of this offering, will provide that our corporate existence will automatically cease 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our business combination or with the affirmative vote of at least 95% of our outstanding shares of common stock.

If we are unable to consummate our business combination within 24 months (or up to 30 months if our stockholders approve an extension), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then- existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any income earned on the trust account (net of (i) taxes, (ii) up to $9,500,000 disbursed to us for working capital purposes and (iii) up to $75,000 that we may request from the trustee to pay for liquidation costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our sponsor, our officers and directors and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and a subsequent liquidation with respect to the shares of common stock included in the sponsor units. In addition, the underwriters have agreed to waive their rights to the $25,920,000 of the underwriters’ deferred discount (or $29,808,000 if the over-allotment option is exercised in full) deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $75,000 of income earned on the trust account from the trustee to pay for liquidation costs and expenses.

If we do not consummate our business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account income, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.86 per share eligible to receive distributions, or approximately $9.84 if the underwriters’ over-allotment option is exercised in full, or approximately $0.14 and $0.16, respectively, less than the per-unit offering price of $10.00. The per share liquidation price includes $25,920,000 in deferred underwriting discount (or $29,808,000 if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves), if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.86 per share, or approximately $9.84 if the underwriters’ over-allotment option is exercised in full, plus income, net of (i) taxes, (ii) up to $9,500,000 disbursed to us for working capital purposes and (iii) up to $75,000 to be withdrawn to pay our expenses of liquidation and dissolution, if necessary, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

If we dissolve and liquidate prior to consummating a business combination, Trian Fund Management, L.P. has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business, reduce the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the funds in the trust account, or (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and Trian Fund Management, L.P. did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. In the event Trian Fund Management, L.P. has liability to us under this indemnification arrangement, we cannot assure you that it will have the assets necessary to satisfy those obligations. In addition, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes their deferred underwriters’ discount. Accordingly, the actual per-share liquidation price could be less than approximately $9.86, or approximately $9.84 if the underwriters’ over-allotment option is exercised in full, plus interest, due to claims of creditors. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.86 per share, or approximately $9.84 if the underwriters’ over-allotment option is exercised in full.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months (or up to

30 months if our stockholders approve an extension) following the date of this prospectus in the event our business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.86, or approximately $9.84 if the underwriters’ over-allotment option is exercised in full, due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•

upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following our business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of $9,500,000 of income earned that may be disbursed to us for working capital purposes or (v) upon our dissolution and liquidation and to the extent of $75,000 of income earned to pay our expenses of liquidation and dissolution, if necessary;

•

we will submit any proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law;

•

we will submit any proposed amendment to our amended and restated certficate of incorporation to extend the time period within which we must consummate our business combination to our stockholders for approval prior to giving effect to any such extension;

•

our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of our business combination;

•

we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of our business combination;

•

we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and the stockholder vote to approve our business combination); and

•

if we do not consummate our business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of our business combination with the affirmative vote of at least 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of our business combination, if any.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$752,700,000 of the net offering proceeds ($865,800,000 if the underwriters’ over- allotment option is exercised in full), as well as the $10,000,000 net proceeds from the sale of the sponsor warrants and $25,920,000 in deferred underwriting commissions ($29,808,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account maintained by Wilmington Trust Company, as trustee.

$678,600,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$752,700,000 of the net offering proceeds ($865,800,000 if the underwriters’ over- allotment option is exercised in full), as well as the $10,000,000 net proceeds from the sale of the sponsor warrants and $25,920,000 in deferred underwriting commissions ($29,808,000 if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of income on escrowed funds

Income earned on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due and then (ii) up to $9,500,000 that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our business combination within the allotted time, up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	To constitute our business combination, an acquisition must have a fair market value equal to at least a fair market value of at	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

least 80% of our net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of such business combination.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the current report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such current report on Form 8-K, an amended current report on Form 8-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission website (www.sec.gov) after it is filed.

No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of our consummation of our business combination or 12 months from	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid

	Terms of Our Offering	Terms Under a Rule 419 Offering
	the date of this prospectus, provided that we have an effective registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus is available.	in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

Stockholders will have the opportunity to vote on our business combination and any proposed extension of the time period within which we must complete our business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination or extension. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against our business combination or extension, our business combination is approved and consummated or extension is approved, the public stockholder holds its shares through the closing of our business combination or the approval of the extension and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed business combination or extension. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

A prospectus containing information pertaining to the business combination required by the Securities and Exchange Commission would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months (or up to 30 months if our stockholders	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

approve an extension) after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we consummate a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If we are unable to consummate a business combination prior to the date that is 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and we will distribute the proceeds to our public stockholders, including any income earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such income and after distribution to us of income on the trust account balance as described in this prospectus.

Release of funds

Except for (i) any taxes paid or due on the income generated and (ii) up to $9,500,000 of the income earned on the trust account balance that may be released to us to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the consummation of our business combination or the failure to consummate our business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in consummating a business combination. Furthermore:

•	our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders who vote against the business combination or an extension and exercise their conversion rights may reduce the resources available to us for a business combination;

•

we will only consummate a business combination if conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve our business combination);

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to effect a business combination with one or more businesses or assets that have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of the business combination, could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 280 Park Avenue, 41st Floor, New York, New York 10017. The cost for this space is included in the $10,000 per month fee described above that Trian Fund Management, L.P. charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Trian Fund Management, L.P. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have seven executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have consummated our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not intend to have any full-time employees prior to the consummation of our business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with

United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Nelson Peltz	65	Chairman of the Board
Peter W. May	65	Vice Chairman and Director
Edward P. Garden	46	President, Chief Executive Officer and Director
Geoffrey C. Bible	70	Director
Kenneth W. Gilbert	57	Director
Richard A. Mandell	65	Director
Joel E. Smilow	74	Director
Brian L. Schorr	49	Executive Vice President and Chief Legal Officer
Chad Fauser	33	Executive Vice President
Greg Essner	46	Treasurer and Chief Financial Officer
David I. Mossé	34	General Counsel, Secretary and Chief Compliance Officer

Nelson Peltz has been the Chairman of our Board since our inception. Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. since its inception in November 2005. Mr. Peltz is Chairman of Triarc Companies, Inc., which, through its subsidiaries, is the franchisor of the Arby’s restaurant system. From 1993 through June 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc. From its formation in 1989 to 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and his business partner Peter W. May. From 1983 until 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products (through American National Can Company), copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz is a director of H. J. Heinz Company. Mr. Peltz was Chairman and a director of Deerfield Capital Corp. (formerly named Deerfield Triarc Capital Corp.) and a member of its investment committee from 2004 until 2007. From 2003 to 2006, he served as a director of Encore Capital Group, Inc. Mr. Peltz is Co- Chairman of the board of directors of the Simon Wiesenthal Center and Chairman of the New York Tolerance Center. Mr. Peltz attended The Wharton School of the University of Pennsylvania. He is the father-in-law of Edward P. Garden.

Peter W. May has been our Vice Chairman and a director since our inception. Mr. May has been President and a founding partner of Trian Fund Management, L.P. since its inception in November 2005. Mr. May is Vice Chairman of Triarc. From 1993 through June 2007, Mr. May served as President and Chief Operating Officer of Triarc. In addition, he is a director of Deerfield Capital Corp. and has served as a member of its investment committee from 2004 until 2007. From its formation in 1989 until 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle from 1983 until December 1988. In addition, from 1999 to 2000, he was a director of Ascent Entertainment Group and, from 1998 to 2007, he was a director of Encore Capital Group, Inc. Mr. May is Chairman of the board of trustees of Mount Sinai Medical Center in New York. Mr. May is a graduate of the University of Chicago, A.B., The University of Chicago School of Business, M.B.A. and is a Certified Public Accountant. Mr. May also holds an Honorary Doctorate in Humane Letters from The Mount Sinai School of Medicine of New York University.

Edward P. Garden has been our President, Chief Executive Officer and a director since our inception. Mr. Garden has been Portfolio Manager and a founding partner of Trian Fund Management, L.P. since its inception in November 2005. From 2004 through June 2007, Mr. Garden served as Vice Chairman of Triarc, where he was Executive Vice President from 2003 until 2004. Mr. Garden has also been a director of Triarc since 2004 and a director of Chemtura Corporation since January 2007. Mr. Garden has served as a member of the investment committee of Deerfield Capital Corp. since 2004. Prior to joining Triarc, from 1999 to 2003, Mr. Garden was a Managing Director of Credit Suisse First Boston, where he served as a senior investment banker in the

Financial Sponsors Group. From 1994 to 1999, he was a Managing Director at BT Alex Brown, where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden graduated from Harvard College with a B.A. in Economics. Mr. Garden is the son-in-law of Nelson Peltz.

Geoffrey C. Bible has been a director since December 2007. Since 2002, Mr. Bible has served on the board of SABMiller plc and on the Advisory Board of Metalmark Capital LLC, a private equity firm. Prior to his retirement in 2002, Mr. Bible served as Chief Executive Officer of Altria Group, Inc. (formerly Philip Morris Companies Inc.) from 1994 until 2002 and as Chairman of the Altria board from 1995 until 2002. Between 2001 and 2002, he also served as Chairman of the Board of Kraft Foods Inc. Mr. Bible also served as a director of News Corp. from 1998 until 2004, the New York Stock Exchange from 1995 until 2001 and B-Sky-B plc from 1994 until 1997. He is a graduate of the Institute of Chartered Accountants in Australia and the Chartered Institute of Management Accountants in the United Kingdom.

Kenneth W. Gilbert has been a director since December 2007. Between 2003 and 2004, he served as President and Chief Operating Officer of Uniworld Group, an advertising agency. Between 1995 and 2001, he was Senior Vice President and Chief Marketing Officer of Snapple Beverage Group. In September 2004, Mr. Gilbert founded his current company RazorFocus, a marketing research and consultancy serving a broad range of clients in package goods, pharmaceutical, insurance, publishing and advertising. He attended Howard University and has a B.S. in Corporate and Organizational Management from the University of Connecticut.

Richard A. Mandell has been a director since December 2007. Mr. Mandell is a private investor and financial consultant. From 2004 until May 2007, he served as the Chairman of the Board of Directors of Encore Capital Group, Inc., where he currently serves as a director. Mr. Mandell was previously a Vice President—Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, and prior to that, he was a Managing Director at Prudential Securities Incorporated. Mr. Mandell holds a B.S.E degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Joel E. Smilow has been a director since December 2007. Mr. Smilow is the Chairman of Dinex Group, LLC, a company he formed in 1992 with chef Daniel Boulud that owns several restaurants and a catering business. Formerly, Mr. Smilow was the Chairman of the Board and Chief Executive Officer of Playtex Products, Inc. He retired in 1995 having served as Chairman and/or President of the company and its predecessors for more than 25 years. Mr. Smilow is a graduate of Yale College.

Brian L. Schorr has been our Executive Vice President and Chief Legal Officer since our inception. Mr. Schorr is Chief Legal Officer of Trian Fund Management, L.P. where he has served as a member of the investment team and chief legal strategist since November 2005. From June 1994 through June 2007, he served as Executive Vice President and General Counsel of Triarc and certain of its subsidiaries. Prior thereto, Mr. Schorr was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, which he joined in 1982. Mr. Schorr received a J.D. from the New York University School of Law and a B.A. and an M.A. from Wesleyan University.

Chad Fauser has been our Executive Vice President since our inception. He has been a member of the investment team of Trian Fund Management, L.P. since November 2005. From October 2003 through June 2007, he served as a Vice President, Corporate Development, of Triarc Companies, Inc. Prior to joining Triarc, Mr. Fauser worked at Morgan Stanley from 1996 to 2003, working in various groups including leveraged finance, mergers and acquisitions, financial sponsor coverage and equity capital markets. Mr. Fauser received a B.A. in Economics from Duke University.

Greg Essner has been our Treasurer and Chief Financial Officer since our inception. Mr. Essner has been Chief Financial Officer of Trian Fund Management, L.P. since its inception in November 2005. He was also Senior Vice President and Treasurer of Triarc from 2005 through June 2007. Prior thereto, he was Vice President, Treasury Services and Financial Planning of Triarc since 2001. From 2000 to 2001, he was Corporate Controller of FrontLine Capital Group. Prior to joining FrontLine, he held various positions at Triarc from 1993 to 2000, most recently that of Controller and Assistant Treasurer. Mr. Essner received a B.B.A. in Accounting from Adelphi University.

David I. Mossé has been our General Counsel, Secretary and Chief Compliance Officer since January 2008. Mr. Mossé has been the Chief Compliance Officer and a member of the investment team of Trian Partners since November 2005. He is a director of Farrell Sports Concepts, Inc., a Trian Partners portfolio company. Mr. Mossé served as a Vice President and Assistant General Counsel of Triarc from October 2003 through June 2007. Prior to joining Triarc, from 1997 to 2000 and again from 2002 to 2003, Mr. Mossé was an associate with the law firm Cravath, Swaine & Moore LLP, and from 2000 to 2002 Mr. Mossé was a Senior Attorney with the law firm Venture Law Group. Mr. Mossé received a J.D. from New York University School of Law and a B.A. from Duke University.

Number and Terms of Office of Directors and Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. May and Smilow, will expire at our first annual meeting of stockholders after this offering in 2009. The term of office of the second class of directors, consisting of Messrs. Garden and Bible, will expire at the second annual meeting of stockholders in 2010. The term of office of the third class of directors, consisting of Messrs. Peltz, Gilbert and Mandell, will expire at the third annual meeting of stockholders in 2011.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other officers as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in investing in, owning and operating businesses. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Executive Officer and Director Compensation

None of our executive officers or directors has received or will receive any cash compensation for services rendered prior to the consummation of our business combination. Other than (i) the $10,000 per-month administrative fee paid to Trian Fund Management, L.P., (ii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, and (iii) by virtue of the ownership of the sponsor units, the sponsor warrants and any securities included in or issuable upon exercise of such securities, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is). We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

After the consummation of our business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of a business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of independent directors, which are defined generally as persons other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Messrs. Bible, Gilbert, Mandell and Smilow are independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings or executive sessions at which only independent directors are present.

Committees of the Board

Our board of directors has three standing committees: an audit committee, an executive committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the American Stock Exchange and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the American Stock Exchange require that the nominating and corporate governance committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of our board of directors, which consists of Mr. Mandell (Chairman), Mr. Bible and Mr. Smilow, all of whom have been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Prior to our consummation of a business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial expert on audit committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, meet the financial literacy requirements under the rules of the American Stock Exchange.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Mandell satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Executive Committee

We have established an executive committee of the board of directors. The executive committee has the authority to act between meetings of the board of directors, except where action of the board of directors is required by law. The members of the executive committee are Mr. Peltz (Chairman), Mr. Garden, Mr. Gilbert, Mr. Mandell and Mr. May.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the board of directors, which consists of Mr. Gilbert (Chairman), Mr. Bible and Mr. Mandell. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for selecting director nominees

The guidelines for selecting nominees, which are specified in the Charter of the Nominating and Corporate Governance Committee, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

Code of Ethics

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors and Executive Officers.”

•

Our officers and directors may in the future (including prior to the consummation of our business combination) become affiliated with entities, including other development stage companies, engaged in business activities similar to those we intend to conduct.

•

Since our officers and directors own securities that will be freely transferable only if a business combination is successfully consummated and that will expire worthless if a business combination is not consummated, our board and our management may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. In addition, members of our management team may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, timely consummating a business combination and securing the release of their stock.

•

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor. We have adopted a policy that, prior to the consummation of a business combination, none of our officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target business, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee to Trian Fund Management, L.P. and (iii) by virtue of their ownership of sponsor units, sponsor warrants or any securities included in or issuable upon exercise of such securities. Other than this policy, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

•

Our sponsor and our officers and directors may purchase shares of common stock as part of the units being sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus and such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company that is not publicly traded on a stock exchange or over-the- counter market with an enterprise value of between $800 million and $3.2 billion, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Trian Fund Management, L.P. and the group of funds and accounts that are managed by it or any of its affiliates (collectively, Trian Partners) and any companies in which Trian Partners invests and (ii) any other pre-existing fiduciary duties or contractual obligations they may have. We expect primarily to target businesses within this range of enterprise values (calculated as equity value plus debt, minus cash), although we have the flexibility to acquire a business outside of this range.

Each of our officers and directors (other than our independent directors) has a duty to present Trian Partners with opportunities that meet the investment strategy of Trian Partners, which consists primarily of making non-control investments in existing public companies. Mr. Peltz, Mr. May and Mr. Garden are also directors of Triarc Companies, Inc. and, in addition to the general fiduciary duties they owe to Triarc, each of them (as well as Trian Fund Management, L.P.) has a contractual obligation to present Triarc with opportunities relating to investments in excess of 50% of the outstanding voting securities of businesses relating to the quick service restaurant industry. This contractual obligation will remain in effect for as long as Triarc continues to control the outstanding equity interest of businesses in the quick service restaurant industry, one or more of Mr. Peltz, Mr. May and Mr. Garden serves as a director of Triarc and these individuals together own in excess of 10% of Triarc’s common equity. Even in the absence of this contractual obligation, Mr. Peltz, Mr. May and Mr. Garden may owe fiduciary duties to present Triarc with business opportunities relating to the quick service restaurant industry, before presenting such opportunities to us, for as long as they serve on Triarc’s board of directors.

In addition, Mr. Peltz owes a fiduciary duty to H. J. Heinz Company, of which he is a director, Mr. May owes a fiduciary duty to Deerfield Capital Corp., of which he is a director, and Mr. Garden owes a fiduciary duty to Chemtura Corporation, of which he is a director. To the extent that such individuals identify business combination opportunities that may be suitable for entities to which they have pre-existing fiduciary obligations, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their pre-existing fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities.

We do not believe that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to consummate a business combination.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Prior to our business combination, our obligations under these agreements will be guaranteed by Trian Fund Management, L.P., which is an affiliate of our sponsor. We believe that these provisions and agreements are necessary to attract qualified officers and directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering(1)
Trian Acquisition I, LLC(2),(3)	18,106,668	90.5%	18.1%
Nelson Peltz(2),(3)	18,106,668	90.5%	18.1%
Peter W. May(2),(3)	18,106,668	90.5%	18.1%
Edward P. Garden(2),(3)	18,106,668	90.5%	18.1%
Geoffrey C. Bible(4)	100,000	0.5%	0.1%
Kenneth W. Gilbert(3)	100,000	0.5%	0.1%
Richard A. Mandell(3)	100,000	0.5%	0.1%
Joel E. Smilow(3)	100,000	0.5%	0.1%
Brian L. Schorr(3),(5)	533,333	2.7%	0.5%
Chad Fauser(3),(5)	373,333	1.9%	0.4%
Greg Essner(3),(5)	53,333	0.3%	*
David I. Mossé(3),(5)	53,333	0.3%	*
All officers and directors as a group (eleven persons)	19,520,000	97.6%	19.5%

*	Less than 0.1%

(1)

Gives effect to the stock dividend of 0.06667 shares of common stock for each issued and outstanding share of common stock that was declared on January 23, 2008. Does not include 3,000,000 shares of common stock (giving effect to the stock dividend) held by our sponsor that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full. If the underwriters’ over-allotment option is exercised in full, our sponsor, our officers and directors, our other current stockholders and their permitted transferees will own 20% of our common stock.

(2)

These shares represent one hundred percent of our shares of common stock held by our sponsor. Each of Mr. Peltz, Mr. May and Mr. Garden is a member of Trian Acquisition I, LLC. Each of Mr. Peltz, Mr. May and Mr. Garden may be deemed to be the beneficial owner of all of the shares of our outstanding common stock held by our sponsor. Each of Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(3)

The business addresses of our sponsor, Mr. Peltz, Mr. May, Mr. Garden, Mr. Gilbert, Mr. Mandell, Mr. Smilow, Mr. Schorr, Mr. Fauser, Mr. Essner and Mr. Mossé is c/o Trian Fund Management, L.P., 280 Park Avenue, 41st Floor, New York, New York 10017.

(4)	The business address of Mr. Bible is c/o Wagga Enterprises, One East Putnam Avenue, Greenwich, Connecticut 06830.

(5)

For each of the officers, one-third of these shares vest on December 31, 2009, and the remaining two-thirds of these shares vest on December 31, 2010, provided that the officer is still affiliated with us or our sponsor as an employee, officer or director, or such affiliation has been terminated without cause or as a result of the death or disability of the officer or by the officer for good reason. In the event such officer is not affiliated with us or our sponsor prior to the dates set forth above, for reasons other than as described in the previous sentence, the sponsor has a right to repurchase under certain terms and conditions these shares at a purchase price of approximately $0.0011 per share. The sponsor’s repurchase right is assignable to us by the sponsor and such repurchase right will expire upon a change in control that occurs following the consummation of our business combination.

In October 2007, our sponsor purchased 21,562,500 sponsor units (or 23,000,000 sponsor units after giving effect to the unit adjustment) for an aggregate purchase price of $25,000 or approximately $0.0012 per unit (or approximately $0.0011 per unit after giving effect to the unit adjustment). Each sponsor unit consists of one share and one warrant. Nelson Peltz, Peter W. May and Edward P. Garden collectively own all of the outstanding interests in our sponsor.

In December 2007, our sponsor sold an aggregate of 1,775,000 shares of common stock included in the sponsor units (or 1,893,332 shares after giving effect to the stock dividend) to certain of our officers and directors and other related parties for a purchase price per share equal to the purchase price per unit paid by the sponsor. See “Certain Relationships and Related Transactions.”

On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 3,000,000 sponsor units (giving effect to the unit adjustment) held by our sponsor will be subject to mandatory redemption (for a maximum aggregate redemption price of $3,261). We will only redeem a number of sponsor units necessary to maintain the collective 20% ownership interest of our sponsor, our officers and directors, our other current stockholders and their permitted transferees in our common stock on a fully-diluted basis after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.

Immediately after this offering (assuming exercise of the underwriters’ over-allotment option and assuming our sponsor does not purchase units in this offering), our sponsor will beneficially own 18.1% of the then issued and outstanding shares of our common stock. Because of this ownership block, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our business combination.

Our sponsor has entered into an agreement with us to purchase, at a price of $1.00 per warrant, warrants to purchase 10,000,000 shares of our common stock. Our sponsor is obligated to purchase such sponsor warrants from us immediately prior to the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination. If we do not consummate our business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.

In addition, prior to the closing of this offering, Trian Fund Management, L.P., which is an affiliate of our sponsor, will enter into an agreement with Deutsche Bank Securities Inc. and Merrill Lynch & Co. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will cause Trian Partners to place limit orders for up to $75,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Trian Partners to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., Merrill Lynch & Co. or another broker dealer mutually agreed upon by such firms and Trian Fund Management, L.P. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Trian Partners will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, Trian Partners may be able to influence the outcome of our business combination or proposed extension. Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. Any portion of the $75,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

Transfers of Units, Common Stock and Warrants by our Sponsor

Pursuant to lock-up provisions in letter agreements with us and the underwriters to be entered into by our sponsor, our officers and directors and our other current stockholders, our sponsor, our officers and directors, and our other current stockholders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•

any of the sponsor units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of the warrants) for a period of 180 days from the date of consummation of our business combination, or

•	any of the sponsor warrants (including the common stock issuable upon exercise of the warrants) until after we consummate our business combination.

In addition, Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment, subject to certain exceptions, until 180 days after the consummation of our business combination.

Notwithstanding the foregoing, the sponsor units, the sponsor warrants and the co-investment units (including the securities underlying or issuable upon exercise of such securities) and any shares of common stock purchased by Trian Partners pursuant to the purchase commitment will be transferable to the following permitted transferees under the following circumstances:

•

to us, our officers, directors and employees, any affiliates or family members of such individuals, our sponsor, Trian Partners, any affiliates of us, our sponsor or Trian Partners and any officers, directors, members and employees of our sponsor, Trian Partners or such affiliates;

•

in the case of individuals, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of the individual or to a charitable organization;

•	in the case of an individual pursuant to a qualified domestic relations order;

•	if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor; and

•	to any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.

All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as our sponsor and any such transfers will be made in accordance with applicable securities laws.

Registration Rights

Pursuant to a registration rights agreement between us, our sponsor, our other current stockholders, including Messrs. Bible, Gilbert, Mandell, Smilow, Schorr, Fauser, Essner and Mossé, and Trian Fund Management, L.P., the holders of the sponsor units and the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants) and any shares of common stock purchased by Trian Partners pursuant to the purchase commitment will be entitled to four demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the sponsor warrants, and 180 days after the consummation of our business combination, in the case of the sponsor units, the co-investment units and the shares of common stock purchased pursuant to the purchase commitment. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Peltz, Mr. May and Mr. Garden own all of the outstanding interests in our sponsor. In October 2007, we issued an aggregate of 21,562,500 sponsor units (or 23,000,000 sponsor units after giving effect to the unit adjustment) to our sponsor, for an aggregate purchase price of $25,000 in cash, or approximately $0.0012 per unit (or approximately $0.0011 per unit after giving effect to the unit adjustment). 2,812,500 of such units (or 3,000,000 sponsor units after giving effect to the unit adjustment) are redeemable by us if and to the extent the underwriters’ over-allotment option is not exercised. On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

In December 2007, our sponsor sold an aggregate of 1,775,000 shares of common stock included in the sponsor units (or 1,893,332 after giving effect to the stock dividend) to certain of our officers and directors and other related parties for a purchase price per share equal to the purchase price per unit paid by the sponsor. Included in these sales are the following sales of shares of our common stock to the officers and directors listed below:

Name	Number of Shares	Relationship to Us
Brian L. Schorr	533,333	Executive Vice President and Chief Legal Officer
Chad Fauser	373,333	Executive Vice President
Geoffrey C. Bible	100,000	Director
Kenneth W. Gilbert	100,000	Director
Richard A. Mandell	100,000	Director
Joel E. Smilow	100,000	Director
Greg Essner	53,333	Treasurer and Chief Financial Officer
David I. Mossé	53,333	General Counsel, Secretary and Chief Compliance Officer

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed, pursuant to a written agreement with us, that up to an aggregate of 3,000,000 sponsor units (after giving effect to the unit adjustment) will be redeemed in proportion to the portion of the over-allotment option that was not exercised. If such units are redeemed, we would record the aggregate fair value of the units redeemed and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the redeemed units and the price paid to us for such redeemed units (which would be an aggregate total of approximately $3,261 for all such units). Upon receipt, such redeemed units would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Our sponsor has also agreed, pursuant to a written subscription agreement with us, to purchase 10,000,000 warrants, which we refer to as sponsor warrants, from us in a private placement to take place immediately prior to the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed that the sponsor warrants (including the common stock issuable upon exercise of the warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until after the consummation of our business combination.

In addition, prior to the closing of this offering, Trian Fund Management, L.P., which is an affiliate of our sponsor, will enter into an agreement with Deutsche Bank Securities Inc. and Merrill Lynch & Co. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will cause Trian Partners to place limit orders for up to $75,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Trian Partners to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., Merrill Lynch & Co. or another broker dealer mutually agreed upon by such firms and Trian Fund Management, L.P. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Trian Partners will agree to vote all shares of common stock purchased pursuant to such limit orders will be voted in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, Trian Partners may be able to influence the outcome of our business combination or a proposed extension. Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. Any portion of the $75,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

Trian Fund Management, L.P. has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Trian Fund Management, L.P. $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Trian Fund Management, L.P. is at least as favorable as we could have obtained from an unaffiliated person.

Other than (i) the $10,000 per-month administrative fee paid to Trian Fund Management, L.P., (ii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and (iii) by virtue of the ownership of the sponsor units, the sponsor warrants and any securities included in or issuable upon exercise of such securities, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is).

We have entered into a license agreement with Trian Fund Management, L.P. permitting us to use the corporate name “Trian” prior to our business combination. We are not obligated to pay Trian Fund Management, L.P. for this license.

Our sponsor has made a $250,000 loan to us to fund a portion of the offering expenses owed by us to third parties. The loan bears no interest and the principal balance is repayable on the earlier of (i) the date of the consummation of this offering and (ii) September 30, 2008. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan have been used to pay organizational and offering expenses.

We have agreed to indemnify our officers and directors against certain liabilities and expenses. Prior to our business combination, Trian Fund Management, L.P. will provide guarantees of certain of our obligations to our officers and directors under the indemnity agreements. We will not pay a fee for any such guarantees.

We have entered into a registration rights agreement with respect to the sponsor units and sponsor warrants, which is described under the heading “Principal Stockholders—Registration Rights.”

After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms as a whole believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, involving an aggregate payment or consideration in excess of $25,000, will require prior approval in each instance by our audit committee, which will have access, at our expense, to our attorneys or independent legal counsel. If a transaction with an affiliated third party were found to be on terms as a whole less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the closing of this offering, 23,000,000 shares of common stock (giving effect to the stock dividend) will be outstanding (including 3,000,000 shares subject to mandatory redemption if and to the extent the underwriters’ over-allotment option is not exercised in full). No shares of preferred stock are currently outstanding.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the business combination.

Units

Public stockholders’ units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.00. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission’s website (www.sec.gov) after it is filed.

Sponsor units

In October 2007, our sponsor purchased an aggregate of 21,562,500 units (or 23,000,000 units after giving effect to the unit adjustment on January 23, 2008) for an aggregate purchase price of $25,000, or approximately $0.0012 per unit (or approximately $0.0011 per unit after giving effect to the unit adjustment). This includes an aggregate of 2,812,500 units (or 3,000,000 units after giving effect to the unit adjustment) that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised, so that our sponsor, our officers and directors, our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or the equivalent in shares of common stock and warrants) after this offering (assuming they do not purchase units in this offering). Each sponsor unit consists of one share of common stock and one warrant. The shares of common stock and warrants comprising the sponsor units are detachable and may be transferred separately, subject to certain transfer restrictions described below. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our sponsor, our other current stockholders and their permitted transferees will not be able to exercise conversion rights with respect to the common stock;

•

our sponsor and our other current stockholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the special or annual stockholders meeting called for the purpose of approving our business combination or any extension of our corporate existence to up to 30 months;

•

our sponsor and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution with respect to the common stock if we fail to consummate a business combination;

•

the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our business combination;

•

the warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees (other than as part of a mandatory redemption of sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full);

•	the warrants may by exercised by the holders by paying cash or on a cashless basis; and

•

the sponsor units, the common stock and the warrants (including the common stock issuable upon exercise of the warrants) will be subject to certain transfer restrictions until 180 days after the consummation of our business combination.

In December 2007, our sponsor sold an aggregate of 1,775,000 shares of common stock (or 1,893,332 shares after giving effect to the stock dividend) included in the sponsor units to certain of our officers and directors and other related parties for a purchase price per share equal to the purchase price per unit paid to the sponsor. See “Certain Relationships and Related Transactions.” On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

Our sponsor, our officers and directors and our other current stockholders will be permitted to transfer all or any portion of the sponsor units (or any securities underlying or issuable upon exercise of such securities) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Sponsor.”

Co-investment units

Trian Partners will purchase up to $75,000,000 of units for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by Trian Partners pursuant to the limit orders described in this prospectus. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions until 180 days after the consummation of our business combination.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required for approving our business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor, our officers and directors and our other current stockholders have also agreed, and their permitted transferees will agree, that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination. In addition, Trian Partners will agree to vote all shares of common stock purchased in the open market pursuant to its purchase commitment in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months.

Opportunity for stockholder approval of our business combination

In accordance with Article VI of our amended and restated certificate of incorporation (which Article VI cannot be amended prior to our business combination without the affirmative vote of holders of at least 95% of our outstanding shares of common stock), we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

We will proceed with our business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and

•

conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve our business combination).

For purposes of seeking approval of a business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our business combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 30 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to 30 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension, our sponsor, our officers and directors and our other current stockholders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of votes cast by our public stockholders. In addition, Trian Partners will agree to vote all shares of common stock purchased in the open market pursuant to the purchase commitment in favor of an extension of our corporate existence to up to 30 months.

If holders of a majority of our outstanding shares of common stock vote in favor of such extension and holders of less than 40% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account and legally available for distribution, including both income earned on the trust account and the deferred underwriting discount (net of taxes payable and income of up to $9,500,000 permitted to be disbursed to us for working capital purposes), provided that our business combination is approved and consummated. In addition, any stockholders voting against a proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Under Delaware law, a corporation generally may only purchase or redeem its own shares of capital stock when the capital of the corporation is not impaired and when the purchase or redemption would not cause the capital of the corporation to be impaired. Our capital is equal to the aggregate par value of our outstanding shares of common stock. Capital is impaired when the net assets of the corporation (the amount by which total assets exceed total liabilities) do not exceed the capital of the corporation.

Our sponsor, our officers and directors, our other current stockholders and their permitted transferees will not have such conversion rights with respect to the common stock included in the sponsor units. In addition, Trian Partners will not be permitted to exercise conversion rights with respect to any shares of common stock purchased in the open market pursuant to the purchase commitment.

The actual per-share conversion price will be equal to the per share amount of approximately $9.86 initially deposited in the trust account, or approximately $9.84 if the over-allotment option is exercised (plus any income earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Dissolution and liquidation if no business combination is consummated

If we have not consummated a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

Our sponsor, our officers and directors and our other current stockholders have waived, and their permitted transferees will waive, their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the common stock included in the sponsor units. In addition, the underwriters have agreed to waive their rights to the $25,920,000 of the underwriters’ deferred discount deposited in the trust account in the event we liquidate prior to the consummation of a business combination.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including amounts available for release. If such funds are insufficient, we may request from the trustee up to $75,000 of income earned on the trust account to pay for liquidation costs and expenses.

Other stockholder rights

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination or the extension of time within which we must complete a business combination and the business combination is approved and consummated or the extension is approved.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the effective date of this registration statement, 23,000,000 warrants (included in the sponsor units) will be outstanding (including 3,000,000 warrants subject to mandatory redemption if and to the extent the underwriters’ over-allotment option is not exercised in full), held by one holder of record, our sponsor. On or prior to the date of this prospectus, there will be an additional 10,000,000 warrants outstanding representing the sponsor warrants issued in the private placement.

Public stockholders’ warrants

Each warrant offered to the public in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of our business combination; and

•	January 23, 2009.

The warrants will expire at 5:00 p.m., New York time, on January 23, 2013; or earlier upon redemption.

We may redeem the outstanding warrants at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $13.75 per share, subject to adjustment as discussed below, for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption. The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of our common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.00 after we call the warrants for redemption.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the fair market value (as defined below) of the warrants and the exercise price by (y) the fair market value. For this purpose, the “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if the fair market value of the common stock were $13.75, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($13.75 – $7.00)) ÷ $13.75 = 49 shares. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

The foregoing redemption provisions do not apply to the warrants included in the sponsor units or the sponsor warrants, in each case for so long as such warrants are held by our sponsor or its permitted transferees.

The units will begin trading on or promptly after the date of this prospectus. The warrants included in the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer and Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the issuance of such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our reasonable efforts to maintain a current registration statement relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants will expire worthless. Such expiration would result in each holder purchasing units in this offering paying the full unit purchase price solely for the shares of common stock included in the unit. In addition, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the issuance of such shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holder of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants included in the sponsor units and the sponsor warrants were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Warrants included in the sponsor units

The warrants included in the sponsor units are identical to the warrants included in the units being sold in this offering, except as described above under “—Sponsor units.”

Sponsor warrants

Our sponsor has agreed to purchase 10,000,000 warrants at a price of $1.00 per warrant for a total of $10,000,000 in a private placement that will occur immediately prior to this offering. The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then the $10,000,000 purchase price of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless. The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor or its permitted transferees,

•	may be exercised by the holders for cash or on a cashless basis, and

•	our sponsor has agreed, and any permitted transferees will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the sponsor warrants (including the common stock issuable upon exercise of such warrants) until after we consummate our business combination.

Our sponsor will be permitted to transfer all or any portion of the sponsor warrants (including the common stock issuable upon exercise of such warrants) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Sponsor.”

Warrants included in the co-investment units

The warrants included in the co-investment units are identical to the warrants included in the units being sold in this offering, except as described above under “—Units—Co-investment units.”

Dividends

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the consummation of our business combination. After we consummate our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination or otherwise may restrict or prohibit payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

On January 23, 2008, we declared a dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that our sponsor, our officers and directors and our other current stockholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock and warrants) after this offering, after giving effect to any mandatory redemption of sponsor units to the extent the underwriters do not fully exercise their over-allotment option.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer and Trust Company.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including requirements that:

•

upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following our business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of $9,500,000 of income earned that may be disbursed to us for working capital purposes or (v) upon our dissolution and liquidation and to the extent of $75,000 of income earned to pay our expenses of liquidation and dissolution, if necessary;

•

we will submit any proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state laws;

•

we will submit any proposed amendment to our amended and restated certificate of incorporation to extend the time period within which we must consummate our business combination to our stockholders for approval prior to giving effect to any such extension;

•

our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•

we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount held in trust) at the time of our business combination;

•

we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of our business combination;

•

we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and the stockholder vote to approve our business combination); and

•

if we do not consummate our business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of our business combination with the affirmative vote of at least 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of our business combination, if any.

Corporate Opportunity

In addition, our amended and restated certificate of incorporation will also provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or our sponsor in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future in respect of Trian Partners or any companies in which Trian Partners invests or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. See “Risk Factors—Risks Related to Our Officers and Directors and Our Sponsor—In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Listing

Our units, warrants and common stock have been approved for listing on the American Stock Exchange under the symbols “TUX.U,” “TUX.WS” and “TUX,” respectively.

Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such as income from continuing operations.

Certain Anti-takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Section 203 of the Delaware General Corporation Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Election and removal of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. Each class will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our amended and restated certificate of incorporation and amended and restated by-laws will not provide for cumulative voting in the election of directors.

Stockholder action; special meeting of stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our amended and restated bylaws further provide that special meetings of our stockholders may be only called by our board of directors.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of the amended and restated certificate of incorporation and amended and restated by-laws

Our amended and restated certificate of incorporation will provide that the affirmative vote of the holders of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•

the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment or repeal of our by-laws; and

•	the provisions relating to the restrictions on stockholder actions by written consent.

In addition, the board of directors will be permitted to alter our amended and restated by-laws without obtaining stockholder approval.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 100,000,000 shares of common stock outstanding, or 112,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 80,000,000 shares included in the units being sold in this offering, or 92,000,000 shares of common stock if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 20,000,000 shares of common stock, or 23,000,000 shares if the underwriters’ over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those shares of common stock will not be transferable, except to certain permitted transferees, until 180 days after consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

In addition, after this offering there will be 10,000,000 sponsor warrants outstanding that upon full exercise will result in the issuance of 10,000,000 shares of common stock to the holders of such warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”

Rule 144

On November 15, 2007, the Securities and Exchange Commission adopted amendments to Rule 144. These amendments become effective on February 15, 2008. Under Rule 144 as currently in effect, none of the restricted securities described above may be resold prior to such date. Rule 144, as amended, is described below.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the American Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition, Rule 144 does permit reliance on Rule 144 for resales by a securityholder when (i) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company, (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K, and (iv) at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the Securities and Exchange Commission reflecting its status as an entity that is not a shell company.

Therefore the sponsor units and the co-investment units, the common stock and warrants included or previously included in such units, the sponsor warrants and the common stock issuable upon exercise of such warrants and any shares of common stock purchased in the open market pursuant to the purchaser commitment could not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied.

Registration rights

Pursuant to a registration rights agreement between us, our sponsor, other current stockholders, including Messrs. Bible, Gilbert, Mandell, Smilow, Schorr, Fauser, Essner and Mossé, and Trian Fund Management, L.P., the holders of the sponsor units and the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants) and any shares of common stock purchased by Trian Partners pursuant to the purchase commitment will be entitled to four demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the sponsor warrants, and 180 days after the consummation of our business combination, in the case of the sponsor units, the co-investment units and the shares of common stock purchased pursuant to the purchase commitment. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, by beneficial owners of our securities that acquire our securities pursuant to this offering and that hold such securities as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

•	financial institutions

•	regulated investment companies

•	real estate investment trusts

•	tax-exempt entities

•	insurance companies

•	persons holding the shares as part of a hedging, integrated or conversion transaction, constructive sale or “straddle”

•	persons who acquired our securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services

•	U.S. expatriates or former long-term residents

•	persons subject to the alternative minimum tax

•	dealers or traders in securities or currencies

•	taxpayers who have elected mark-to-market accounting

•	holders whose functional currency is not the U.S. dollar.

This summary does not address estate and gift tax consequences or tax consequences under any foreign, state or local laws.

As used in this section, the term “U.S. person” means: (1) an individual citizen or resident of the U.S.; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; and (4) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) it has a in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this section, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person.

If you are an individual, you may be treated as a resident alien of the U.S., as opposed to a non-resident alien, for U.S. federal income tax purposes if you are present in the U.S. for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, you would count all of the days that you were present in the then-current year, one-third of the days that you were present in the immediately preceding year and one-sixth of the days that you were present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute “U.S. holders” for purposes of the discussion below.

The term “Non-U.S. holder” means a beneficial owner of our securities that is neither a U.S. person nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

If a partnership is a beneficial owner of our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our securities, you should consult your tax advisor regarding the tax consequences of acquiring, holding and disposing of our securities.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the U.S. Internal Revenue Service will not disagree with or challenge any of the conclusions we have reached and describe herein.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our securities and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.

With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the capital gains tax rate, as the case may be.

Dividends (including any constructive distributions treated as dividends on the common stock or warrants as described below) paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the U.S. and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S., are subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and are not subject to the U.S. withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or loss on sale, exchange or other taxable disposition of common stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to certain limitations, and the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon the taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the common stock disposed of. Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable U.S. federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.

We currently are not a “U.S. real property holding corporation.” However, we cannot yet determine whether we will be a “U.S. real property holding corporation” for U.S. federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of common stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under “—Dividends and Distributions” above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will be “not essentially equivalent to a dividend” if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $7.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. A U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as such a taxable exchange will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or loss on sale, exchange or other taxable disposition of common stock” above. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, exchange, redemption, or expiration of a warrant

Upon a sale, exchange (other than by exercise), redemption, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount, if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. As discussed above, the deductibility of capital losses is subject to certain limitations, and the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the U.S. through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

UNDERWRITING

Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-bookrunning managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Deutsche Bank Securities Inc.	36,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	36,000,000
Maxim Group LLC	8,000,000

Total	80,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $0.15 per unit. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 12,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. The “restricted period” under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the underwriters were to exercise the over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in their investment account. However, the underwriters have agreed that they may only exercise their over-allotment option to cover their actual short positions, if any.

Our sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of such warrants) until after the date on which we consummate our business combination and our sponsor, our officers and directors and other current stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the sponsor units or the shares or warrants included in such units (including the common stock issuable upon exercise of such warrants) for a period of 180 days from the date of consummation of our business combination. In addition, Trian Partners will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment, subject to certain exceptions, until 180 days after the consummation of our business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

Our units, warrants and common stock have been approved for listing on the American Stock Exchange under the symbols “TUX.U,” “TUX.WS” and “TUX,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Trian Acquisition I Corp.
	No Exercise	Full Exercise
Per Unit	$0.575	$0.575
Total	$46,000,000	$52,900,000

The amounts paid by us in the table above include $25,920,000 in deferred underwriting discounts and commissions (or $29,808,000 if the over-allotment option is exercised in full), an amount equal to 3.24% of the gross proceeds of this offering, which will be placed in trust until our consummation of a business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account, reduced pro-ratably by the exercise of stockholder conversion rights. If we do not consummate a business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any income earned thereon, then in the trust account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis, together with any income earned thereon and net of taxes payable on such income, to the public stockholders.

In connection with this offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of units in the open market while this offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Stabilizing transactions, if commenced, must be brought to an end after a limited period.

We have been advised by the staff of the Financial Industry Regulatory Authority that FINRA Rule 2720 may apply to this offering because an acquisition in the financial services industry could include the acquisition of a broker-dealer. In this regard, we have an audit committee, a public director as defined by such rule, and the underwriters will not execute any sales of securities in this offering by a FINRA member in a discretionary account without the prior written approval of the client.

We estimate that the portion of the total expenses of this offering payable by us will be $800,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters and one or more of the underwriters may distribute prospectuses electronically. The representatives of the underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state, except that an offer to the public in that relevant member state of any units may be made at any time with effect from and including the relevant implementation date under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the co- bookrunning managers for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

In any relevant member state, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of units in any relevant member state, will be made pursuant to an exemption under the Prospectus Directive, as implemented in that relevant member state, from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make any offer within the EEA of units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer (other than Permitted Public Offers) of units in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to prospective investors in the United Kingdom

This prospectus is only being distributed to and is only directed at (i) persons outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no units have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the units have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties and qualified investors (investisseurs qualifiés) acting for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired units may be made only as provided by Articles L 411-1, L 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Notice to prospective investors in Italy

The offering of units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the “CONSOB”) and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of this Prospectus or any other documents relating to the units or the Prospectus, be distributed in Italy, other than to qualified investors (investitori qualificati), as defined (i) in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive (with the exception of (a) management companies (società di gestione del risparmio) authorized to manage individual portfolios on behalf of third parties and (b) fiduciary companies (società fiduciarie) authorized to manage individual portfolios pursuant to Article 60(4) of the Legislative Decree No. 415 of July 23, 1996, as amended) or (ii) pursuant to another exemption from the requirements of Articles 94 et seq. of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Finance Law”) and CONSOB Regulation No. 11971 of May 14, 1999 (“Regulation No. 11971”).

Any offer, sale or delivery of the units or distribution of copies of the Prospectus, or any other document relating to the units or the Prospectus, in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•

made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), the Italian Finance Law, Regulation No. 16190, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the units by the CONSOB or the Bank of Italy.

This Prospectus and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its contents.

Article 100-bis of the Italian Finance Act affects the transferability of the units in the Republic of Italy to the extent that any placing of the units is made solely with qualified investors and such units are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if has not been published a prospectus compliant with the Prospectus Directive, purchasers of units who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the units were purchased, unless an exemption provided for under the Italian Finance Act applies.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

Notice to prospective investors in Luxembourg

The Offered Securities may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

(a)

in the period beginning on the date of publication of a prospectus in relation to those Offered Securities which have been approved by the Commission de surveillance du secteur financier (CSSF) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c)

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the foregoing paragraph, the expression an offer of Offered Securities to the public in relation to any Offered Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase the Offered Securities, as defined in the Law of 10 July 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the

European Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive), or any variation thereof or amendment thereto.

Notice to prospective investors in Spain

This document is neither approved by nor registered in the administrative registries of the Spanish Comisin Nacional del Mercado de Valores (“CNMV”). The units may not be offered or sold in Spain or targeted to Spanish resident investors save in compliance with the requirements of the Spanish Securities Markets Act, as amended and restated, from time to time, and decrees, regulations and any further subsequent legislation issued thereunder.

Notice to prospective investors in Switzerland

The units may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland. Neither this document nor any other offering or marketing material relating to us or the units constitutes a prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations or the Swiss Federal Act on Collective Investment Schemes (CISA), and neither this document nor any other offering material relating to us or the units may be publicly distributed or otherwise made publicly available in Switzerland. The Units may only be offered, sold or advertised, and the document as well as any other offering or marketing material relating to the units, may only be distributed by way of private placement to qualified investors within the meaning of article 10 para 3 and 4 CISA and article 6 of the Ordinance on Collective Investment Schemes. We have not authorized by or registered with the Swiss Federal Banking Commission under the CISA. Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Federal Banking Commission.

Buyer’s Representation

Each person in a relevant member state who receives any communication in respect of, or who acquires any units under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a) it is a qualified investor within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the co-bookrunning managers has been given to the offer or resale; or (ii) where units have been acquired by it on behalf of persons in any relevant member state other than qualified investors, the offer of those units to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Cleary Gottlieb Steen & Hamilton LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements of Trian Acquisition I Corp. as of October 30, 2007 and for the period October 16, 2007 (date of inception) to October 30, 2007, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to Trian Acquisition I Corp.’s ability to continue as a going concern) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including the registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Trian Acquisition I Corp.:

We have audited the accompanying balance sheet of Trian Acquisition I Corp. (a corporation in the development stage) (the “Company”) as of October 30, 2007, and the related statements of operations, stockholders’ deficit and cash flows for the period from October 16, 2007 (date of inception) to October 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of October 30, 2007, and the results of its operations and its cash flows for the period from October 16, 2007 (date of inception) to October 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent upon completion of adequate financing through a proposed public offering and it has a stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are discussed in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP
New York, New York
October 31, 2007 (December 4, 2007 as to the first paragraph in Note 7, December 31, 2007 as to the second paragraph in Note 7 and January 23, 2008 as to the third paragraph in Note 7)

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
BALANCE SHEET
As of October 30, 2007

Assets
Current assets:
Cash	$25,000

Total current assets	25,000
Noncurrent assets:
Deferred offering costs	240,000

Total assets	$265,000

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$307,000

Total current liabilities	307,000

Commitments and contingencies
Common stock subject to redemption, $0.0001 par value; 2,812,500 shares issued and outstanding at October 30, 2007	3,261
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at October 30, 2007	—
Common stock, $0.0001 par value; 225,000,000 shares authorized; 18,750,000 shares issued and outstanding at October 30, 2007	1,875
Additional paid-in capital	19,864
Deficit accumulated during the development stage	(67,000)

Total stockholders’ deficit	(45,261)

Total liabilities and stockholders’ deficit	$265,000

See accompanying notes to financial statements.

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the period from October 16, 2007 (inception) to October 30, 2007

Operating expenses:
Professional services	$42,000
Formation and operating costs	25,000

Total expenses	67,000
Income taxes	—

Net loss	$(67,000)

Loss per common share:
Basic and diluted	$(0.00)

Average common shares outstanding, including redeemable common shares:
Basic and diluted	21,562,500

See accompanying notes to financial statements.

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT
For the period from October 16, 2007 (inception) to October 30, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount
Issuance of units to initial stockholders at $0.0012 per unit	18,750,000	$1,875	$19,864	$—	$21,739
Net loss	—	—	—	(67,000)	(67,000)

Balance at October 30, 2007	18,750,000	$1,875	$19,864	$(67,000)	$(45,261)

See accompanying notes to financial statements.

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period from October 16, 2007 (inception) to October 30, 2007

Cash Flows From Operating Activities:
Net loss	$(67,000)
Changes in operating assets and liabilities:
Accrued expenses	67,000

Net cash used in operating activities	—

Cash Flows From Financing Activities:
Proceeds from sale of units subject to redemption	3,261
Proceeds from sale of other units	21,739

Net cash provided by financing activities	25,000

Increase in cash	25,000
Cash at beginning of period	—

Cash at end of period	$25,000

Supplemental Disclosure of Noncash Financing Activities:
Deferred offering costs included in accrued expenses	$240,000

See accompanying notes to financial statements.

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

Trian Acquisition I Corp. (the “Company”) was incorporated in Delaware on October 16, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets. The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At October 30, 2007, the Company had not commenced any operations. All activity through October 30, 2007 relates to the Company’s formation and its ability to begin operations is dependent on the proposed offering described below. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering and the proposed private placement of 10,000,000 warrants to purchase common stock immediately prior to the closing of the proposed offering (see Note 4), although substantially all of the net proceeds are intended to be generally applied toward consummating one or more business combinations with an operating company. The business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and amounts disbursed to the Company for working capital purposes and excluding the amount of the underwriters’ deferred commission held in trust) at the time of such business combination. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of such net assets at the time of the business combination. The Company will not consummate a business combination unless it acquires a controlling interest in a target company, whether through the acquisition of the majority of the voting interests of the target or through other means.

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for increasing profitability.

Proceeds of $739,350,000 from the proposed offering and the private placement of $10,000,000 of the Company’s sponsor warrants will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of a business combination; or (ii) the Company’s liquidation. The proceeds in the trust account include 3.17% of the offering proceeds representing a deferred underwriting discount. Upon consummation of a business combination, $23,775,000, which constitutes the underwriters’ deferred discount (or $27,341,250 if the underwriters’ over-allotment option is exercised in full), reduced pro-ratably by the exercise of stockholder conversion rights (as described below), will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the income of up to $9,500,000 earned on the trust account that may be released to the Company (as discussed in Note 2) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect a business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any business combination or any extension of the Company’s corporate existence to up to 30 months from the date of this prospectus in the event the Company has entered into a definitive agreement for, but have not yet consummated, any business combination, the Company’s existing stockholder, Trian Acquisition I, LLC, a Delaware limited liability company (the “Sponsor”), will agree, and its permitted transferees

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

will agree, to vote the shares owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The Company will proceed with a business combination only if (i) the business combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by a majority of the Company’s outstanding shares of common stock, and (iii) conversion rights (as described below) have been exercised with respect to less than 40% of the shares of common stock issued in the offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which the Company must consummate a business combination and the stockholder vote to approve a business combination). If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination.

If the business combination is approved and consummated, subject to certain limitations, each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including the deferred underwriters’ discount and income earned on the trust account, net of income taxes payable on such income and net of income of up to $9,500,000 on the trust account disbursed to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company does not consummate a business combination within 24 months (or up to 30 months if the stockholders approve an extension) after the date of the prospectus filed with the Securities and Exchange Commission, the Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on income and any income of up to $9,500,000 previously released to the Company and used to fund its working capital requirements, plus any remaining net assets. If the Company fails to consummate such business combination within such time period, the Company’s amended and restated certificate of incorporation also provides that the Company’s corporate existence will automatically cease 24 months from the date of this prospectus (or up to 30 months if the stockholders approve an extension) except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 2).

Cash and cash equivalents—The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Net loss per share—Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants held by the Sponsor (see Note 5), as calculated using the treasury stock method. During the period October 16, 2007 through October 30, 2007, such warrants were antidilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted net loss per share.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Deferred offering costs—Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised or charged to operations if the proposed offering is not completed.

Recent accounting pronouncements—Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 2—PROPOSED PUBLIC OFFERING

The proposed offering calls for the Company to offer for sale 75,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 per share commencing on later of: (i) the consummation of the business combination, or (ii) 12 months from the date of the prospectus for the offering. The warrants will be exercisable only if the Company provides for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. In no event will the holder of a warrant be entitled to receive a net cash settlement or other consideration in lieu of physical settlement in shares of the Company’s common stock.

The warrants expire five years from the date of the prospectus, unless earlier redeemed. The warrants included in the units being sold in the offering will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock exceeds $13.75 per share for any 20 trading days within a 30-trading day period.

The warrants are expected to be classified within stockholders’ equity since, under the terms of the warrants, the Company cannot be required to settle or redeem them for cash.

NOTE 3—INCOME TAXES

Components of the Company’s deferred tax assets are as follows:

Net operating loss carryforward	$22,780
Less valuation allowance	(22,780)

Total	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated. The effective tax rate differs from the statutory rate of 34% due to the establishment of the valuation allowance. The net operating loss carryforward expires in 2027.

NOTE 4—RELATED PARTY TRANSACTIONS

The Sponsor has agreed to purchase 10,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $10,000,000) from the Company on a private placement basis immediately prior to

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

the closing of the proposed offering. The Sponsor will be permitted to transfer the warrants held by it to certain permitted transferees, including the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Company or the Sponsor and any officers, directors, members and employees of the Sponsor or such affiliates, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor. Otherwise, these warrants will not be transferable or salable by the Sponsor (except as described below) until after the consummation of a business combination. The sponsor warrants may be exercised by paying cash or on a cashless basis and will be non-redeemable as long as they are held by the Sponsor or its permitted transferees. Otherwise, the sponsor warrants will have terms and provisions that are identical to those of the warrants included in the units being sold as part of the units in the proposed offering.

The Company will agree to pay up to $10,000 a month in total for office space and general and administrative services to Trian Fund Management, L.P., an affiliate of the Sponsor. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of (i) the consummation of a business combination and (ii) the liquidation of the Company.

In addition, prior to a business combination, Trian Fund Management, L.P. will provide guarantees, of certain of the Company’s obligations to its officers and directors under indemnity agreements. The Company will not pay a fee for any such guarantees.

NOTE 5—SPONSOR UNITS

In October 2007, the Sponsor purchased an aggregate of 21,562,500 units for an aggregate purchase price of $25,000, or $0.0012 per unit. This includes an aggregate of 2,812,500 units that are subject to mandatory redemption by the Company (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriters’ over-allotment option is not exercised, so that the Sponsor and its permitted transferees will own 20% of the Company’s issued and outstanding shares after the proposed offering (assuming they do not purchase units in the offering). Such redeemable units, which had an aggregate purchase price of $3,261, are presented separately on the accompanying balance sheet, outside of permanent stockholders’ equity, and are carried at their aggregate maximum redemption price of $3,261. Other than with respect to the warrants included in the 2,812,500 units that are subject to mandatory redemption by the Company, there are no circumstances beyond the Company’s control that would require the Company to redeem the warrants for cash. Accordingly, the warrants included in the remaining 18,750,000 units have been classified within “Stockholders’ equity (deficit)” in the accompanying balance sheet as of October 30, 2007.

Each sponsor unit consists of one share of common stock and one warrant. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in the proposed offering, except that:

•	such common stock and warrants are subject to the transfer restrictions described below;

•

the Sponsor will agree, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at a special or annual stockholders meeting called for the purpose of approving the Company’s business combination or any extension of the Company’s corporate existence to up to 30 months from the date of this prospectus in the event the Company has entered into a definitive agreement for, but has not yet consummated, any business combination;

•	the Sponsor and its permitted transferees will not be able to exercise conversion rights with respect to the common stock;

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

•

the Sponsor has waived, and its permitted transferees will waive, the right to participate in any liquidation distribution with respect to the common stock if the Company fails to consummate a business combination;

•

such warrants may not be exercised unless and until the last sale price of the common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the business combination;

•

such warrants will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees (other than as part of a mandatory redemption of the sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full); and

•	such warrants may by exercised by the holders by paying cash or on a cashless net share settlement basis.

The Sponsor has agreed, subject to certain exceptions described below, not to transfer, assign or sell any of the sponsor units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of the warrants) for a period of 180 days from the date of consummation of a business combination.

The Sponsor is permitted to transfer its sponsor units and the common stock and warrants comprising such units (including the common stock issuable upon exercise of warrants) to the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Company or the Sponsor and any officers, directors, members or employees of the Sponsor or such affiliates, but the transferees receiving such securities will be subject to the same transfer restrictions as the Sponsor. Any such transfers will be made in accordance with applicable securities laws.

NOTE 6—STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of October 30, 2007.

Common Stock

The authorized common stock of the Company includes up to 225,000,000 shares. The holders of the common stock are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.

NOTE 7—SUBSEQUENT EVENTS

On November 5, 2007, the Sponsor made a $250,000 loan to the Company to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balance of the loan is repayable on the earlier of (i) the date of the consummation of the proposed public offering and (ii) September 30, 2008. The principal balance is prepayable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the loan.

In December 2007, the Sponsor sold an aggregate of 1,775,000 shares of common stock included in the sponsor units to certain officers and directors of the Company and other related parties for a purchase price per share equal to the purchase price per unit paid by the Sponsor. In these sales, the Sponsor sold shares for an aggregate purchase price of approximately $2,058, or approximately $0.0012 per share.

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

After Amendment No. 6 to the Form S-1 (“Amendment No. 6”), filed by the Company on January 23, 2008, was declared effective, the Company modified certain terms of the proposed public offering described in Notes 1 and 2 above and of the sponsor units described in Note 5 above. The principal changes to the terms of the proposed public offering include (i) the offer for public sale of 80,000,000 units (at $10 per unit) rather than 75,000,000 units and (ii) an increase in the deferred underwriting discount to 3.24% from 3.17% of the offering proceeds. In addition, on January 23, 2008, the Company declared a stock dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in (or formerly included in) such units, so that the Sponsor, the Company’s officers and directors and other current stockholders and their permitted transferees will own 20% of the Company’s issued and outstanding units (or their equivalent in shares of common stock and warrants) after the offering, after giving effect to any mandatory redemption of sponsor units (see Note 5) to the extent the underwriters do not fully exercise their over-allotment option. Accordingly, the sponsor units disclosed in Note 5 will aggregate 23,000,000, which amount assumes that the underwriters exercise their over-allotment option in full, rather than the 21,562,500 disclosed in Note 5. If the underwriters do not exercise in full their over-allotment option, the Company will repurchase and cancel up to 3,000,000 of the sponsor units at $0.0011 per unit. Immediately prior to the consummation of the proposed public offering, the Company’s certificate of incorporation will be amended and restated to reflect, among other things, an increase in the number of authorized shares of the Company’s common stock to 500,000,000.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until February 17, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

80,000,000 Units

Deutsche Bank Securities	Merrill Lynch & Co.
Maxim Group LLC

Prospectus
January 23, 2008